SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement
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The E.W. Scripps Company

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(Name of Person(s) Filing Proxy Statement)

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PROXY STATEMENT
PROPOSAL 1
REPORT ON THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
REPORT ON THE BOARD OF DIRECTORS AND ITS COMMITTEES
REPORT ON THE COMPENSATION OF DIRECTORS
REPORT ON THE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
REPORT ON THE SECURITY OWNERSHIP OF MANAGEMENT
GOVERNANCE
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
REPORT ON STOCKHOLDER RETURN -- PERFORMANCE GRAPH
REPORT ON COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT ON THE COMPANY’S PENSION PLAN
REPORT ON THE COMPANY’S CHANGE IN CONTROL PLAN
REPORT ON THE COMPANY’S DEFERRED COMPENSATION PLAN
REPORT ON CERTAIN TRANSACTIONS
PROPOSAL 2
PROPOSAL 3
PROPOSAL 4
REPORT ON SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE
REPORT ON INDEPENDENT PUBLIC ACCOUNTANTS
REPORT ON SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
SHAREHOLDER COMMUNICATIONS WITH THE BOARD
OTHER MATTERS
THE E. W. SCRIPPS COMPANY AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN April 14, 2005

THE E. W. SCRIPPS COMPANY
Scripps Center
312 Walnut Street
Cincinnati, Ohio 45202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 14, 2005

TO THE SHAREHOLDERS OF THE E. W. SCRIPPS COMPANY
      The Annual Meeting of the Shareholders of The E. W. Scripps Company (the “Company”) will be held at the Queen City Club, Cincinnati, Ohio, on Thursday, April 14, 2005 at 2:00 p.m., local time, for the following purposes:

1.	to fix the number of directors and to elect persons as directors of the Company;

2.	to approve and amend the Company’s Long-Term Incentive Plan to reserve 6,000,000 additional Class A Common shares for issuance under the Plan and to add certain provisions relating to performance measures;

3.	to approve and amend the Company’s Executive Bonus Plan;

4.	to approve a technical amendment to the Company’s Code of Regulations; and

5.	to transact such other business as may properly come before the meeting.
      The board of directors has fixed the close of business on February 18, 2005 as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting and any adjournment thereof.
      We encourage you to attend the meeting and vote your shares in person. If you plan to attend the meeting and need special assistance because of a disability, please contact the corporate secretary’s office.
      We have enclosed the 2004 Annual Report, including financial statements, and the Proxy Statement with this Notice of Annual Meeting.
      It is important that your shares be represented at the meeting, whether or not you are personally able to attend. Registered shareholders can vote their shares by using a toll-free telephone number or the Internet. Instructions for using these convenient services are set forth on the enclosed proxy card. Of course, you may still vote your shares by marking your vote on the enclosed proxy card, signing, dating it and mailing it in the envelope provided. Returning your executed proxy card, or voting your shares using the toll-free number or the Internet, will not affect your right to attend the meeting and vote your shares in person.
      Your proxy is being solicited by the board of directors.

M. Denise Kuprionis, Esq.
Vice President
Corporate Secretary/Director of Legal Affairs
March 23, 2005

The E. W. Scripps Company
312 Walnut Street
Cincinnati, Ohio 45202

PROXY STATEMENT
2005 ANNUAL MEETING
April 14, 2005
      This proxy statement, together with the accompanying notice of meeting, proxy card and annual report, is being mailed to shareholders on or about March  23, 2005. It is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of The E. W. Scripps Company, an Ohio corporation (the “Company”), which will be held on Thursday, April 14, 2005.
      The close of business on February 18, 2005 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.
      On February 18, 2005 the Company had outstanding 126,590,398 Class A Common Shares, $.01 par value per share (“Class A Common Shares”), and 36,668,226 Common Voting Shares, $.01 par value per share (“Common Voting Shares”). Holders of Class A Common Shares are entitled to elect the greater of three or one-third of the directors of the Company but are not entitled to vote on any other matters except as required by Ohio law. Holders of Common Voting Shares are entitled to elect all remaining directors and to vote on all other matters requiring a vote of shareholders. Each Class A Common Share and Common Voting Share is entitled to one vote upon matters on which such class of shares is entitled to vote.
PROPOSAL 1
Election of Directors
      A board of twelve directors is to be elected, four by the holders of Class A Common Shares voting separately as a class and eight by the holders of Common Voting Shares voting separately as a class. In the election, the nominees receiving the greatest number of votes will be elected. All directors will hold office until the next Annual Meeting of Shareholders.
      Each proxy for Class A Common Shares executed and returned by a holder of such shares will be voted for the election of the four directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Each proxy for Common Voting Shares executed and returned by a holder of such shares will be voted for the election of the eight directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Although the board of directors does not contemplate that any of the nominees hereinafter named will be unavailable for election, in the event that any such nominee is unable to serve, the proxies will be voted for the remaining nominees and for such other person(s), if any, as the board may propose.

REPORT ON THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
      The following table sets forth certain information as to each of the nominees for election to the board of directors.

		Director	Principal Occupation or Occupation/Business
Name	Age	Since	Experience for Past Five Years

Nominees for Election by Holders of Class A Common Shares

David A. Galloway (1)	61	2002	President and Chief Executive Officer of Torstar Corporation from 1988 until his retirement in May 2002 (a media company listed on the Toronto Stock Exchange).
Nicholas B. Paumgarten (2)	59	1988	Managing Director of J.P. Morgan Chase and Chairman of J.P. Morgan Corsair II Capital Partners L.P. since February 1992 (an investment banking firm and an investment fund).
Ronald W. Tysoe (3)	51	1996	Vice Chairman since December 1997 and Vice Chairman and Chief Financial Officer from April 1990 to December 1997 of Federated Department Stores, Inc.
Julie A. Wrigley	56	1997	President and CEO of Wrigley Investments, LLC since March 1999, Chairman and CEO of Wrigley Management Inc. from 1995 through 1998, Assistant to the President/CEO of Wm. Wrigley Jr. Company from 1994 through 1998, Investment Advisor & Manager of Wrigley Family Trusts and Estates from 1977 through 1998.

Nominees for Election by Holders of Common Voting Shares

William R. Burleigh (4)	69	1990	Chairman of the Company since May 1999. Chief Executive Officer from May 1996 to September 2000, President from August 1994 to January 2000, Chief Operating Officer from May 1994 to May 1996, Executive Vice President from March 1990 through May 1994 and Senior Vice President/Newspapers and Publishing from September 1986 to March 1990.
John H. Burlingame (5)	71	1988	Retired Partner since January 2003, Active Retired Partner from January 2000 to December 2002, Senior Partner from January 1998 to December 1999, Partner from June 1997 through December 1997 and Executive Partner from 1982 through 1997 of Baker & Hostetler LLP (law firm).
Kenneth W. Lowe (6)	54	2000	President and Chief Executive Officer of the Company since October 2000, and President and Chief Operating Officer from January 2000 to September 2000. Chairman and CEO of Scripps Networks, a subsidiary of the Company, from 1994 to January 2000.
Jarl Mohn (7)	53	2002	President and Chief Executive Officer of Liberty Digital, Inc. from January 1999 to March 2002. President and CEO of E! Entertainment Television from January 1990 to December 1998.

		Director	Principal Occupation or Occupation/Business
Name	Age	Since	Experience for Past Five Years

Jeffrey Sagansky (8)	53	2003	Vice Chairman of Paxson Communications from December 2002 to August 2003. President and CEO of Paxson from 1998 to December 2002. Co-President, Sony Pictures Entertainment, from 1996 to 1998. President of CBS Entertainment 1990 to 1994.
Nackey E. Scagliotti (5)(9)	59	1999	Chairman of the Board of Directors since May 1999 and Assistant Publisher from 1996 to May 1999 of The Union Leader Corporation (New Hampshire publisher of daily, Sunday and weekly newspapers). Former President (1999 through 2003) and Publisher (1999 and 2000) of Neighborhood Publications, Inc. (New Hampshire publisher of weekly newspapers).
Edward W. Scripps (5)(9)	46	1998	Lifetime Emeritus Trustee of the Scripps Howard Foundation. Trustee of the Scripps Howard Foundation from August 2001 to July 2004 and from 1994 through 1998. Vice President of Scripps Howard Foundation from 1995 through 1998. News Director at KJRH-TV, a division of a subsidiary of the Company from February 1983 through September 1993.
Paul K. Scripps (10)(9)	59	1986	Vice President/Newspapers of the Company from November 1997 to December 2001 and Chairman from December 1989 to June 1997 of a subsidiary of the Company.

(1)	Mr. Galloway is chairman of the board of directors of the Bank of Montreal, and a director of Toromont Industries (a Caterpillar machinery dealer and gas compression company), Harris Bankmont (a midwest bank), and Hudson Bay Company (a retail merchandise company).

(2)	Mr. Paumgarten is a director of Compucredit (a credit card company), Catlin Group Ltd. (a property and casualty reinsurance company) and Post Properties, Inc. (a real estate investment trust).

(3)	Mr. Tysoe is a director of Federated Department Stores, Inc. and Canadian Imperial Bank of Commerce.

(4)	Mr. Burleigh is a director of Ohio National Financial Services Company (a mutual insurance and financial services company).

(5)	Mr. Burlingame, Mrs. Scagliotti and Mr. Edward W. Scripps are trustees of The Edward W. Scripps Trust.

(6)	Mr. Lowe is a director of Fifth Third Bancorp (a midwest bank).

(7)	Mr. Mohn is a director of LodgeNet (an in-hotel-room movie provider), CNET (a web-based computer consumer electronics information service) and XM Satellite Radio Holdings, Inc. (a satellite radio service provider).

(8)	Mr. Sagansky is a director of Lion’s Gate Entertainment (an independent film production and distribution company).

(9)	Mrs. Scagliotti and Mr. Edward W. Scripps are first cousins and are income beneficiaries of The Edward W. Scripps Trust. Mr. Paul K. Scripps is a second cousin to Mrs. Scagliotti and Mr. Edward W. Scripps.

(10)	Mr. Paul K. Scripps serves as a director of the Company pursuant to an agreement between The Edward W. Scripps Trust and John P. Scripps. See “Certain Transactions — John P. Scripps Newspapers.”

REPORT ON THE BOARD OF DIRECTORS AND ITS COMMITTEES
2004 Board and Committee Meetings
      The board held four regularly scheduled meetings and one special meeting. The following committees of the board held the number of meetings indicated: Executive, 1; Audit, 6; Compensation and Incentive Plan, 4; and Nominating & Governance, 4. Each director attended each of the meetings of the board and the committees on which he or she served, except one director who missed one board meeting and one committee meeting.
Committees
      Executive Committee. William R. Burleigh (chairman), John H. Burlingame and Kenneth W. Lowe are the members of the executive committee which, if necessary, exercises all of the powers of the board in the management of the business and affairs of the Company between board meetings except the power to fill vacancies on the board or its committees.
      Audit Committee. Ronald W. Tysoe (chairman), Jeffrey Sagansky and Julie A. Wrigley are the members of the audit committee. Mrs. Scagliotti was a member of the audit committee, but resigned effective October 27, 2004 and took a position on the nominating & governance committee. Among other things, the audit committee appoints the independent auditors each year, reviews the audit plans of both the internal and independent auditors, evaluates the adequacy of and monitors compliance with corporate accounting policies, and reviews the Company’s annual and quarterly financial statements. The internal and independent auditors have unrestricted access to the audit committee. The committee meets privately with each of the independent auditors, the internal auditors and management. The committee’s charter is available for review on the Company’s Web site, www.scripps.com.
      Compensation Committee. David A. Galloway (chairman), John H. Burlingame, Jarl Mohn, Edward W. Scripps and Ronald W. Tysoe are the members of the compensation committee, which oversees all compensation matters relating to the Company’s senior executives. The committee’s charter is available for review on the Company’s Web site.
      Incentive Plan Committee. David A. Galloway (chairman), Jarl Mohn and Ronald W. Tysoe, three of the Company’s independent directors, are the members of the incentive plan committee, which approves all awards under the Company’s Long-Term Incentive Plan and approves all performance-based bonus awards for the Company’s senior executives. The incentive plan committee is a subcommittee of the compensation committee and meets at the same time as the compensation committee.
      Nominating & Governance Committee. John H. Burlingame (chairman), William R. Burleigh, Nicholas B. Paumgarten, Nackey E. Scagliotti and Julie A. Wrigley are the members of the nominating & governance committee. The purpose of the committee is to review the size and composition of the board, to recommend nominees to the board of directors, to formulate policies of board conduct and to insure that the board adopts appropriate corporate governance standards. The committee’s charter is available for review on the Company’s Web site. The Edward W. Scripps Trust holds a majority of the Company’s Common Voting Shares, which qualifies the company as a “controlled” company as defined by Section 303A of the listing standards of the New York Stock Exchange. As such, the Company could avail itself of an exemption such status affords it from compliance with the Exchange’s requirements to have a majority of independent directors and an independent nominating and corporate governance committee and an independent compensation committee. The board of directors has determined that a majority of its board of directors is independent. When selecting new director nominees, the committee considers any requirements of applicable law or listing standards, as well as a candidate’s strength of character, judgment, business experience, specific areas of expertise, factors relating to the composition of the board (including its size and structure) and principles of diversity. The committee will review any candidate recommended by the shareholders of the Company in light of the committee’s criteria for selection of new directors. If a shareholder wishes to recommend a candidate, he or she should send his or her recommendation, with a description of the candidate’s qualifications, to: Chairman, Nominating &

Governance Committee, c/o Mrs. M. Denise Kuprionis, The E. W. Scripps Company, 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202. In the past, the committee has hired an independent consultant to assist with the identification and evaluation of director nominees and may do so in the future.
REPORT ON THE COMPENSATION OF DIRECTORS
      Since 2001, directors who are not employees of the Company have received an annual fee of $35,000 and an additional $2,000 for each board of directors meeting they attended. Effective January 1, 2005, this annual fee was increased to $40,000 and the per meeting fee was increased to $2,500. The only other increase in board fees in 2005 was an increase in the per meeting fee paid to members of the audit committee. That fee increased from $2,000 to $2,500 per meeting. A summary of all fees paid to non-employee directors follows. Directors who are employees of the Company do not receive any compensation for services as directors or committee members.

	At January 1, 2004	At January 1, 2005

Annual retainer for the chairman of the board	$100,000	$100,000
Annual retainer	35,000	40,000
Board per meeting fee	2,000	2,500
Executive Committee per meeting fee	2,000	2,000
Audit Committee per meeting fee	2,000	2,500
Compensation Committee per meeting fee	2,000	2,000
Nominating and Governance Committee per meeting fee	2,000	2,000
Executive Committee annual chair fee	3,000	3,000
Audit Committee annual chair fee	9,000	9,000
Compensation Committee annual chair fee	6,000	6,000
Nominating & Governance Committee annual chair fee	3,000	3,000
      Consistent with past practice, in April 2005 the non-employee directors each will receive a nonqualified stock option to purchase 10,000 of the Company’s Class A Common Shares. The option will be exercisable beginning on the first anniversary of the grant date and will remain exercisable until 2015. The exercise price will be the Fair Market Value of a Class A Common Share, as defined in the Plan, on April 14, 2005, the effective date of the award.

REPORT ON THE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
      The following table sets forth certain information with respect to persons known to management to be the beneficial owners, as of January 31, 2005, of more than five percent of the Company’s outstanding Class A Common Shares or Common Voting Shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown therein as being beneficially owned by them.

			Common
	Class A		Voting
Name and Address Of Beneficial Owner	Common Shares	Percent	Shares	Percent

The Edward W. Scripps Trust (1)	39,192,222	30.96%	32,080,000	87.49%
13350 Metro Parkway, Suite 301 Fort Myers, Florida 33912

Paul K. Scripps and	1,230	.00%	3,232,226	8.81%
John P. Scripps Trust (2) P. O. Box 1211 Jamul, California 91935

AXA Financial, Inc. (3)	16,106,905	12.72%	—	—
1290 Avenue of the Americas New York NY 10104

JPMorgan Chase & Co. (4)	10,509,119	8.30%	—	—
270 Park Avenue New York, NY 10017

FMR Corp. (5)	6,649,030	5.25%	—	—
82 Devonshire Street Boston, Massachusetts 02109

(1)	Under the Trust Agreement establishing The Edward W. Scripps Trust (the “Trust”), the Trust must retain voting shares sufficient to ensure control of the Company until the final distribution of the Trust estate unless earlier stock dispositions are necessary for the purpose of preventing loss or damage to such estate. The trustees of the Trust are John H. Burlingame, Edward W. Scripps and Nackey Scagliotti. The Trust will terminate upon the death of the last to survive of two persons specified in the Trust, the younger of whom is 85 years of age. Upon the termination of the Trust, substantially all of its assets (including all shares of capital stock of the Company held by the Trust) will be distributed to the grandchildren of Robert Paine Scripps (a son of Edward W. Scripps), of whom there are 28. Certain of these grandchildren have entered into an agreement among themselves, other cousins and the Company which will restrict transfer and govern voting of Common Voting Shares to be held by them upon termination of the Trust and distribution of the Trust estate. See “Certain Transactions — Scripps Family Agreement.”

(2)	See footnote 5 to the table under “Security Ownership of Management.”

(3)	Alliance Capital Management L.P. and Advest, Inc. are wholly owned subsidiaries of AXA Financial, Inc. (“AXF”). AXF is a wholly owned subsidiary of AXA which is controlled by the Mutuelles AXA, as a group. For purposes of Section 13 (d) of the Securities Exchange Act of 1934, as amended, AXA Financial and the Mutuelles AXA each may be deemed beneficial owners of 16,106,905 of The E.W. Scripps Company common stock acquired by Alliance and Advest solely for investment purposes on behalf of client discretionary investment accounts. AXF filed a Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on February 14, 2005. The information in the table is based on the information contained in such filing for the year ended 2004.

(4)	JPMorgan Chase & Co. filed a Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on February 11, 2005. The information in the table is based on the information contained in such filing for the year ended 2004.

(5)	FMR Corp. filed a Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on February 14, 2005. The information in the table is based on the information contained in such filing for the year ended 2004.

REPORT ON THE SECURITY OWNERSHIP OF MANAGEMENT
      The following information is set forth with respect to the Company’s Class A Common Shares and Common Voting Shares beneficially owned as of January 31, 2005 by each director and each nominee for election as a director of the Company, by each named executive, and by all directors and executive officers of the Company as a group. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown therein as being beneficially owned by them. Also included in the table are shares owned by The Edward W. Scripps Trust, the trustees of which are directors of the Company.

			Common
Name of Individual or	Class A		Voting
Number of Persons in Group	Common Shares(1)	Percent	Shares	Percent

William R. Burleigh	484,830	*	—	—
John H. Burlingame (2)	45,428	*	—	—
David A. Galloway	17,000	*	—	—
Kenneth W. Lowe	1,499,183	*	—	—
Jarl Mohn (3)	20,600	*	—	—
Nicholas B. Paumgarten (4)	50,300	*	—	—
Jeffrey Sagansky	5,000	*	—	—
Nackey E. Scagliotti (2)	44,400	*	—	—
Edward W. Scripps (2)	46,000	*	—	—
Paul K. Scripps (5)	21,230	*	3,232,226	8.81%
Ronald W. Tysoe	60,000	*	—	—
Julie A. Wrigley	84,144	*	—	—
Richard A. Boehne	548,172	*	—	—
Frank Gardner	470,166	*	—	—
Alan M. Horton	589,777	*	—	—
Joseph G. NeCastro	73,487	*	—	—
William B. Peterson	29,028	*	—	—
The Edward W. Scripps Trust (6)	39,192,222	30.96%	32,080,000	87.49%
All directors and executive officers as a group (26 persons) (6)	43,825,673	34.62%	35,312,226	96.30%

*	Shares owned represent less than one percent of the outstanding shares of such class of stock.

(1)	The shares listed for each of the officers and directors include Class A Common Shares underlying exercisable options and options that are exercisable within 60 days of January 31, 2005, held by him or her. The shares listed do not include the balances held in any of the directors’ phantom share accounts that are the result of an election to defer compensation under the 1997 Deferred Compensation and Stock Plan for Directors.

(2)	These persons are trustees of the Trust and have the power to vote and dispose of the 39,192,222 Class A Common Shares and the 32,080,000 Common Voting Shares of the Company held by the Trust. Mr. Burlingame disclaims any beneficial interest in the shares held by the Trust.

(3)	The shares for Mr. Mohn include shares held jointly with other family members and shares owned as a trustee of a family trust.

(4)	The shares listed for Mr. Paumgarten include 1,700 shares owned by his wife. Mr. Paumgarten disclaims beneficial ownership of such shares.

(5)	The shares listed for Mr. Paul K. Scripps include 239,040 Common Voting Shares and 816 Class A Common Shares held in various trusts for the benefit of certain of his relatives and 208 Class A Common Shares owned by his wife. Mr. Scripps is a trustee of the aforesaid trusts. Mr. Scripps disclaims beneficial ownership of the shares held in such trusts and the shares owned by his wife.

The shares listed also include 2,890,906 Common Voting Shares held by five trusts of which Mr. Scripps is a trustee. Mr. Scripps is the sole beneficiary of one of these trusts, holding 698,036 Common Voting Shares. He disclaims beneficial ownership of the shares held in the other four trusts.

(6)	Please see footnote 1 under Report on the Security Ownership of Certain Beneficial Owners.

GOVERNANCE
      The board of directors is committed to good corporate governance, good business practice and transparency in financial reporting. The nominating & governance committee annually reviews the Company’s corporate governance principles and the charters of the audit, compensation and nominating & governance committees. The committee charters comply with the governance provisions of the Sarbanes-Oxley Act of 2002 and the listing requirements of the New York Stock Exchange. The governance principles and committee charters are available for review at www.scripps.com and are available in print to any shareholder who requests a copy.
      The Company has in place a Code of Business Conduct and Ethics for Financial Executives, which is available for review on the Company’s Web site. It is the responsibility of the audit committee and the chief financial officer to make sure that this policy is operative and has effective reporting and enforcement mechanisms.
      The Company’s Statement of Policy on Ethics and Professional Conduct was established in 1996 and was updated, renamed the Code of Ethics and approved by the board of directors in February 2005. It is applicable to all employees. The Company’s Statement of Policy on Ethics and Professional Conduct is available for review on the Company’s Web site and is available in print to any shareholder who requests a copy. By the spring of 2005, the Company plans to have its updated Code of Ethics replace the ethics policy that is currently on its Web site. The updated Code will also be available to any shareholder who requests a printed copy.
      The Company has not made any charitable contributions, where the amount has exceeded $1 million or 2% of such charity’s consolidated gross revenues, to any charitable organization for which a director serves as an executive officer.
      In accordance with the Company’s corporate governance principles, the non-management directors met in executive session at least four times in 2004. The director who presides at these meetings is selected by the board of directors.
      When first elected to the board of directors, new members attend a training session that introduces them to the Company’s operations and to the members of management. Thereafter, directors are informed on a regular basis of various director educational programs offered by governance and director organizations. The Company pays for the continuing education of its directors.
      Section 303A of the listing standards of the New York Stock Exchange defines a controlled company as “A listed company of which more than 50% of the voting power is held by an individual, a group or another company.” The Edward W. Scripps Trust holds a majority of the Company’s outstanding Common Voting Shares, which qualifies the Company as a “controlled company.” As such, the Company could avail itself of an exemption such status affords it from compliance with the Exchange’s requirements to have a majority of independent directors and an independent nominating and corporate governance committee and an independent compensation committee. However, the board of directors has determined that a majority of its board of directors is independent. On May 7, 2004 the Company filed with the New York Stock Exchange its executed Annual Written Affirmation. An exhibit to the Annual Written Affirmation was the Company’s annual Section 303A.12(a) CEO Certification.
      The Company does not have a policy with regard to attendance by board members at the annual meeting of shareholders. Mr. Lowe was the only director who attended the Company’s 2004 annual meeting of shareholders.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Committee
      The members are Mr. Ronald W. Tysoe (chairman), Mr. Jeffrey Sagansky and Ms. Julie A. Wrigley. Mrs. Nackey E. Scagliotti was a member of the committee until she resigned on October 27, 2004. The board of directors of the Company has determined that none of the current members of the committee has any relationship with the Company that could interfere with his or her exercise of independence from management and the Company. Each of the members satisfies the definitions of independence set forth in the rules promulgated under the Sarbanes-Oxley Act and the listing standards of the New York Stock Exchange. The board determined that each member of the committee is financially literate as defined under the current NYSE rules and that Mr. Tysoe is an audit committee financial expert as defined in the SEC rules adopted under the Sarbanes-Oxley Act.
Charter
      The committee’s charter is available for review on the Company’s Web site and is attached as an exhibit to this proxy statement. The charter was amended on March 7, 2005 to reference section 404 of the Sarbanes-Oxley Act.
Purpose
      The committee provides assistance to the board of directors in fulfilling its responsibility to shareholders, potential shareholders, and the investment community. The purpose of the committee is to assist the board in fulfilling its oversight responsibility relating to (i) the integrity of the company’s financial statements and financial reporting process and the company’s systems of internal accounting and financial controls; (ii) the performance of the internal audit services function; (iii) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence, performance and fees; (iv) the compliance by the company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (v) the evaluation of enterprise risk issues; and (vi) the fulfillment of all other responsibilities as outlined in its charter. Additionally, the audit committee members have reviewed the Company’s Code of Ethics and have established guidelines for receiving reports on issues raised by employees using the Company’s HelpLine. The committee meets privately with representatives of the Company’s independent auditors, with the Company’s internal auditors and with management.
Responsibilities
      The principal responsibilities of the committee include, but are not limited to, the following:

•	the engagement of the independent auditors;

•	the determination as to the independence and performance of the independent auditors;

•	the determination as to the performance of the internal auditors;

•	preapproval of audit and non-audit services;

•	review of disclosure controls and procedures;

•	review of management’s annual report on internal controls over financial reporting;

•	review of annual SEC filings;

•	review of quarterly SEC filings and other communications;

•	review of certain matters with internal independent auditors;

•	consultation with independent auditors;

•	preparation of its report for the proxy statement;

•	committee performance evaluation;

•	review of policies for employment of former independent auditors;

•	establishment of “whistleblowing” procedures;

•	review of legal and regulatory compliance;

•	review of certain transactions with directors and related parties.

Meetings
      The committee held six meetings during 2004 and, as of March 23, 2005, has had one meeting in 2005. During such meetings, the committee spent a significant amount of time reviewing the progress of management’s first annual report on internal controls over financial reporting as required by section 404 of the Sarbanes-Oxley Act. Management reported to the committee that there were no material weaknesses in the Company’s system of internal controls over financial reporting. Additionally, management represented to the committee that the Company’s quarterly financial statements and consolidated financial statements as of and for the year ended December 31, 2004 were prepared in accordance with generally accepted accounting principles. The committee reviewed and discussed such financial statements with management and the Company’s independent auditors, Deloitte & Touche, LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively the “Deloitte Entities”), and discussed such other matters deemed relevant and appropriate by the committee. The committee discussed with Deloitte Entities the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (Communications with Audit Committees). Deloitte Entities also provided to the committee the written disclosures and letter, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The committee and Deloitte Entities discussed independence and whether the auditors’ provision of non-audit services is compatible with maintaining such independence. It is the policy of the committee that the Company notify the audit committee and obtain its approval prior to engaging the Deloitte Entities for any non-audit work.
      In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors that the audited financial statements be included in the company’s annual report on Form 10-K for the year ended December 31, 2004 be filed with the Securities and Exchange Commission.
Audit Fees
      The following table sets forth fees for all professional services rendered by Deloitte Entities to the Company for the years ended December 31, 2004 and 2003.

	2004	2003

Audit fees (1)	$1,552,500	$950,500
Audit related fees (2)	88,765	71,238

Total audit and audit related	1,641,265	1,021,738

Tax compliance and preparation:
Amended returns, claims for refunds and tax payment-planning	1,104,100	1,398,209
Employee benefit plans	1,700	1,600
Other tax-related fees
Tax consultation and planning	20,700	87,900
Other	145,800	15,800

Total tax fees (3)	1,272,300	1,503,509
All other fees	0	0

Total fees (4)	$2,913,565	$2,525,247

(1)	Includes fees for quarterly reviews, accounting consultations, work related to section 404 of the Sarbanes-Oxley Act, comfort letters, consents and audits of subsidiary companies.

(2)	Includes fees for assurance and related services including due diligence assistance and employee benefit plan audits.

(3)	Includes fees primarily for tax compliance services and for various federal and state tax planning services related to tax credits and incentives.

(4)	Includes fees for 2004 services expected to be billed in 2005.

The Audit Committee

Ronald W. Tysoe, Chairman
Jeffrey Sagansky
Julie A. Wrigley

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
The Committee
      The compensation committee of the board of directors, which consists entirely of non-employee directors of the company, is responsible for reviewing and approving the Company’s executive compensation program. The members are Messrs. David A. Galloway (chairman), John H. Burlingame, Ronald W. Tysoe, Jarl Mohn and Edward W. Scripps.
      The incentive plan committee, a subcommittee of the compensation committee, approves awards under the Company’s Long-Term Incentive Plan and the Executive Bonus Plan. Messrs. Tysoe, Galloway and Mohn are members of the incentive plan committee.
Overview of the Company’s Compensation Philosophy
      The Company’s executive compensation program is based on a combination of a pay-for-performance philosophy and market-aligned target compensation levels. The objective of the program is to provide a comprehensive compensation package that will enhance Company performance, maximize shareholder value, and allow the company to attract, retain and motivate a highly-qualified management team.
      The company relies on a variety of published compensation surveys such as the Towers Perrin Media Industry Survey and the Cable and Television Human Resources Association Survey to provide competitive compensation information that is used to establish appropriate compensation levels.
Components of the Compensation Program
      All elements of the executive compensation program are reviewed annually by the compensation committee to ensure alignment with Company objectives and consistency with competitive practices. The program consists of base salary, annual bonus and long-term incentives that include grants of nonqualified stock options and restricted stock under the Company’s 1997 Long-Term Incentive Plan (hereinafter referred to as total direct compensation). Performance-based compensation should be commensurate with the level of performance achieved, appropriate to the position held by the executive. Total direct compensation is targeted to be between the market median and the 75th percentile when taking performance into consideration. The committee has determined that total direct compensation for the named executive officers is reasonable and appropriate when taking into consideration comparable positions in the market and Company performance.

Base Salary
      Salary levels for executive officers of the Company are targeted to be at the median of the market in comparison to their respective industry and professional peers. Salary adjustments are a function of multiple factors including: competitive market levels for comparable positions; an executive’s position responsibilities; an executive’s job performance and contributions; and the Company’s performance. The performance factors are not assigned specific weights. Rather, the Committee applies its own judgment in evaluating the aggregate impact of these factors and in making base salary determinations.
      The Committee takes into consideration the recommendation of the chief executive officer when determining base salary increases for the other named executive officers. The 2004 base salary levels for named executive officers were generally close to the median of the market data described above using regression analysis to take into account the Company’s revenue size.

Annual Bonus
      Short-term incentives for 2004 were provided to the named executive officers through the Executive Bonus Plan. The Committee established objectives for two key financial measures, operating cash flow and earnings per share. These measures represented 60% and 40%, respectively, of each named executive officer’s bonus opportunity. The operating cash flow targets for Messrs. Horton, Gardner, and Peterson were based on the performance of their respective divisions. The operating cash flow target for Messrs. Lowe, Boehne, and NeCastro was based on the Company’s consolidated performance.
      The target bonus opportunity for Mr. Boehne was set at 60% of base salary. The target bonus opportunity for Messrs. Horton, Gardner, and NeCastro was set at 50% of base salary, and at 40% of base salary for Mr. Peterson. Performance levels less than the established threshold result in no bonus being paid. Performance levels that meet the targeted level are paid out at 100%. In no case would the actual bonus exceed 150% of the targeted bonus opportunity.
      The bonus award is typically paid during the first quarter of the calendar year following the actual plan year, although executives may elect to defer payment of the bonus until retirement or another predetermined date.
      For 2004, the Company did not meet its earnings per share target or the consolidated and divisional operating cash flows except for Scripps Networks’ division operating cash flow. Therefore, the actual bonus awards for Messrs. Lowe, Boehne, Horton, Peterson, and NeCastro were less than the targeted award.

Long-Term Incentive
      The purpose of the 1997 Long-Term Incentive Plan is to encourage stock ownership by management and better align the collective interests of shareholders and management. The Plan allows for several different types of stock-based awards, including stock options, stock appreciation rights, restricted stock, and restricted share unit grants.
      Named executive officers typically receive an annual grant of stock options. The 2004 award was a combination of stock options and restricted stock. This is part of an ongoing effort to provide stronger ties to performance and the interests of shareholders.
Compensation of the Chief Executive Officer
      The chief executive officer’s 2004 compensation package consisted of a base salary of $975,000 and a target annual bonus opportunity of 80% of such salary ($780,000). Mr. Lowe’s bonus plan for 2004 was based on the criteria outlined above under “Annual Bonus.” Mr. Lowe’s bonus for 2004 was less than the targeted amount based on company performance.
      Mr. Lowe continues to be covered under an employment contract that was effective June 16, 2003 and expires December 31, 2006. The details of Mr. Lowe’s contract can be found under “Other Transactions.”
      Mr. Lowe was awarded an option on March 23, 2004 to purchase 187,500 of the Company’s Class A Common shares under the Long-Term Incentive Program in recognition of his performance in the previous year. The options will be exercisable in three equal installments beginning on March 23, 2005. In addition, Mr. Lowe was awarded 21,290 shares of restricted stock that vest in three equal installments beginning on March 23, 2005.
      At the request of the Company, on September 30, 2004, Mr. Lowe converted 40,000 of his restricted shares to restricted share units as provided by the Long-Term Incentive Plan. These units will vest on January 2, 2007.
Response to Omnibus Budget Reconciliation Act of 1993
      Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation of more than $1 million paid in any one year to a company’s chief executive officer and each of its four other most highly compensated executives. Performance-based compensation, if approved by shareholders, is exempt from Section 162(m). The Company’s Executive Bonus Plan and its Long-Term Incentive Plan have been approved by shareholders and, accordingly, performance-based compensation awarded under such plans is exempt from Section 162(m).

      The compensation tables that follow are intended to better enable our shareholders to understand the compensation practices of the Company. Shareholders comments may be sent to the attention of the Company’s secretary.

The Compensation Committee

David A. Galloway, Chairman
John H. Burlingame
Jarl Mohn
Edward W. Scripps
Ronald W. Tysoe

Summary Compensation Table
      The following table sets forth information regarding the compensation earned by, paid to or awarded to the Company’s chief executive officer, and each of the Company’s five other most highly compensated executive officers, during each of the Company’s last three fiscal years.

				Long-Term Compensation
				Awards
		Annual
		Compensation		Restricted	Securities	All Other
				Stock	Underlying	Compen-
Name and		Salary	Bonus	Award(s)	Options/	sation
Principal Position	Year	$		$(1)($)	SARs(#)	(2)($)

Kenneth W. Lowe	2004	975,000	733,980	1,037,036	187,500	31,775
President and	2003	925,000	804,232	12,402,222	250,000	30,145
Chief Executive Officer (3)(4)(5)	2002	875,000	951,020	0	250,000	30,418
Richard A. Boehne	2004	565,000	318,999	497,816	90,000	17,873
Executive Vice President (5)	2003	550,000	358,644	0	110,000	17,397
	2002	535,000	436,111	0	120,000	16,925
Frank Gardner	2004	540,000	284,688	332,202	60,000	20,056
Senior Vice President and	2003	525,000	351,120	0	50,000	3,762
Chairman, Scripps Networks, Inc. (5)	2002	525,000	383,565	0	70,000	9,262
Alan M. Horton	2004	550,000	192,500	332,202	60,000	20,443
Senior Vice President/	2003	535,000	243,051	0	80,000	24,565
Newspapers (5)(6)	2002	525,000	318,045	0	100,000	20,910
Joseph G. NeCastro	2004	450,000	211,725	332,202	60,000	16,344
Senior Vice President and	2003	425,000	230,945	0	60,000	9,602
Chief Financial Officer (5)
William P. Peterson	2004	339,583	126,700	124,698	22,500	9,365
Senior Vice President/ Television (5)

(1)	The dollar amounts listed in this table reflect the value of the restricted shares on the date of the award. The aggregate number and value of restricted share holdings for each named executive officer as of the end of 2004 were as follows: Mr. Lowe held 302,588 shares, with a value of $14,654,337; Mr. Boehne held 10,220 shares, with a value of $494,955; Mr. Gardner held 14,608 shares, with a value of $707,465; Mr. NeCastro held 6,820 shares, with a value of $330,293, and Mr. Peterson held 2,760 shares, with a value of $133,667. Dividends were paid during 2004 on shares of restricted stock held by each named executive officer at a rate of $.0875 per share for the first quarter, and $.10 per share for the second, third and fourth quarters. The value of the restricted shares is based on the average of the high and low closing sale prices of the Company’s shares on December 31, 2004, which was $48.43. Additionally, Mr. Lowe has 40,000 restricted share units with a value of $1,937,200.

(2)	Represents compensation contributed pursuant to the Scripps Retirement and Investment Plan and the Scripps Executive Deferred Compensation and Savings Restoration Plan, and imputed income as a result of life insurance coverage exceeding $50,000 annually.

(3)	Mr. Lowe entered into an employment agreement with the Company as of June 16, 2003. The terms of this agreement are disclosed under “Other Transactions.”

(4)	Mr. Lowe entered into a restricted share award agreement with the Company on January 2, 2003. Such agreement awarded him 310,638 shares vesting in equal installments on the anniversary date of the award in 2004, 2005, 2006 and 2007.

(5)	The 2004 restricted stock awards were granted on March 23, and vest equally on the anniversary date of the award in 2005, 2006 and 2007.

(6)	Mr. Horton retired on December 16, 2004.

Option/SAR Grants in 2004
      The following table sets forth certain information regarding options for Class A Common Shares granted in 2004 under the Company’s Long-Term Incentive Plan to named executives who participate therein.

	Individual Grants				Potential Realizable
					Value at Assumed Annual
	Number of	% of Total			Rates of Share Price
	Securities	Options/SARs	Exercise		Appreciation for Option
	Underlying	Granted to	Or Base		Term
	Options/SARs	Employees in	Price	Expiration
Name	Granted(#)	2004	($/Sh)	Date	5%($)	10%($)

Kenneth W. Lowe	187,500	8.6%	48.71	2014	5,743,773	14,555,849
Richard A. Boehne	90,000	4.1%	48.71	2014	2,757,011	6,986,808
Frank Gardner	60,000	2.8%	48.71	2014	1,838,007	4,657,872
Alan M. Horton	60,000	2.8%	48.71	2014	1,838,007	4,657,872
Joseph G. NeCastro	60,000	2.8%	48.71	2014	1,838,007	4,657,872
William B. Peterson	22,500	1.0%	48.71	2014	689,253	1,746,702
Total awards to all employees	2,175,050	100.0%
      The following table sets forth certain information regarding the number and value of options for Class A Common Shares held by the named executives at December 31, 2004. Two executives exercised options during 2004.

Number of
Securities
			Underlying	Value of Unexercised
			Unexercised	In-the-Money
			Options/SARs at	Options/SARs at
			12/31/04(#)	12/31/04($)
	Shares Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise(#)	Realized($)	Unexercisable	Unexercisable

Kenneth W. Lowe	81,000	3,458,789	797,001/437,499	14,244,869/2,312,491
Richard A. Boehne	9,800	430,409	416,667/203,333	7,912,269/1,053,731
Frank Gardner	—	—	383,334/116,666	8,246,140/534,960
Alan M. Horton	—	—	580,000/0	9,686,400/0
Joseph G. NeCastro	—	—	26,667/103,333	237,537/371,963
William B. Peterson	—	—	10,001/32,499	100,609/92,491
Equity Compensation Plan Information for 2004
      The following table sets forth certain information as of December 31, 2004 for each category of equity compensation plan under which equity securities are authorized for issuance to employees and directors in exchange for consideration in the form of services.

		Weighted-	Number of securities
		average exercise	remaining available for
		price of	future issuance under
	Number of securities to	outstanding	equity compensation
	be issued upon exercise	options,	plans (excluding
	of outstanding options,	warrants and	securities reflected in
Plan Category	warrants and rights(#)	rights($)	column (a))(#)

	(a)	(b)	(c)
Equity compensation plans approved by security holders	18,317,400	35.29	2,814,152
Equity compensation plans not approved by security holders	0	—	0

Total	18,317,400	35.29	2,814,152

REPORT ON STOCKHOLDER RETURN — PERFORMANCE GRAPH
      Set forth below is a line graph comparing the cumulative total return on the Company’s Class A Common Shares, assuming an initial investment of $100 as of December 31, 1999, and based on the market prices at the end of each year and assuming reinvestment of dividends, with the cumulative total return of the Standard & Poor’s Composite-500 Stock Index and an index based on a peer group of media companies.

	1999	2000	2001	2002	2003	2004

S&P 500	$100	$91	$80	$62	$80	$89

Scripps	$100	$145	$157	$187	$234	$245

Media Index	$100	$84	$87	$98	$117	$109

      The companies in the peer group index are Belo Corporation, Gannett Co. Inc., Knight Ridder, Inc., Lee Enterprises, Inc., The New York Times Company, Tribune Company, and the Washington Post Company. The index is weighted based on market capitalization. The companies included in the peer group were approved by the compensation committee.
REPORT ON COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      Messrs. John H. Burlingame, David A. Galloway, Jarl Mohn, Edward W. Scripps and Ronald W. Tysoe are the members of the Company’s compensation committee.
      Mr. John H. Burlingame is a member of the executive committee of the Company’s board of directors. He is also a retired partner of Baker & Hostetler LLP. Baker & Hostetler was a provider of legal services to the Company and to The Edward W. Scripps Trust in 2004 and is expected to provide legal services to the Company and to the Trust in 2005.
      Mr. Edward W. Scripps is a lifetime Emeritus Trustee of the Scripps Howard Foundation.
      Mr. Burlingame and Mr. Scripps are two of the three trustees of The Edward W. Scripps Trust and for 2005 are expected to continue to serve as trustees. The trustees have the power to vote and dispose of the 39,192,222 Class A Common Shares and 32,080,000 Common Voting Shares of the Company held by the Trust. Mr. Burlingame disclaims any beneficial interest in the shares held by the Trust. Mr. Scripps is an income beneficiary of the Trust. See “Security Ownership of Certain Beneficial Owners.”

REPORT ON THE COMPANY’S PENSION PLAN
      The Company’s executive officers and substantially all other non-union employees of the Company are participants in a non-contributory defined benefit pension plan maintained by the Company (the “Pension Plan”). Contributions to the Pension Plan are based on separate actuarial computations for each business unit and are made by the business unit compensating the particular individual.

	Years of Services

Remuneration	15 Years	20 Years	25 Years	30 Years	35 Years

300,000	$55,000	$73,000	$91,000	$109,000	$128,000
400,000	73,000	98,000	122,000	147,000	171,000
500,000	92,000	123,000	154,000	184,000	215,000
600,000	111,000	148,000	185,000	222,000	259,000
700,000	130,000	173,000	216,000	259,000	303,000
800,000	148,000	198,000	247,000	297,000	346,000
900,000	167,000	223,000	279,000	334,000	390,000
1,000,000	186,000	248,000	310,000	372,000	434,000
1,500,000	280,000	373,000	466,000	559,000	653,000
1,750,000	327,000	435,000	544,000	653,000	762,000
2,500,000	467,000	623,000	779,000	934,000	1,090,000
      The above table shows the annual normal retirement benefits which, absent the maximum benefit limitations (the “Benefit Limitations”) imposed by Section 415(b) of the Internal Revenue Code of 1986, as amended (the “Code”), would be payable pursuant to the Pension Plan upon retirement at age 65 (based upon the 2004 social security integration level under the Pension Plan), pursuant to a straight life annuity option, for employees in the compensation ranges specified and under various assumptions with respect to average final annual compensation and years of credited services.
      In general, the Benefit Limitations limit the annual retirement benefits that may be paid pursuant to the Pension Plan to $165,000 (subject to further cost-of-living increases promulgated by the United States Secretary of the Treasury). The Company supplements payments under the Pension Plan with direct pension payments equal to the amount, if any, by which the benefits that otherwise would be payable under the Pension Plan exceed the benefits that are permitted to be paid under the Benefit Limitations. Annual normal retirement benefits are computed at the rate of 1% of average final annual compensation up to the applicable social security integration level plus 1.25% of average final annual compensation in excess of the social security integration level, multiplied by the employee’s years of credited service. An employee’s benefits are actuarially adjusted if paid in a form other than a life annuity.
      An employee’s remuneration is defined as the average annual amount of his pensionable compensation (generally salary and bonus, excluding the Scripps Retirement & Investment Plan match and any other annual or long-term compensation reflected in the Summary Compensation Table) for service during the five consecutive years within the last ten years of his employment for which his total compensation was greatest. The employee’s years of credited service equal the number of years of his employment with the Company (subject to certain limitations). As of December 31, 2004, the years of credited service of the individuals named in the cash compensation table were as follows: Mr. Lowe — 25; Mr. Gardner — 20; Mr. Horton — 34; Mr. Boehne — 19; Mr. NeCastro — 3; Mr. Peterson — 3.
      In May 1996, the board of directors of the Company adopted a Selected Officer Retirement Program, the purpose of which is to provide supplemental retirement benefits to certain key employees of the Company who meet the eligibility requirements. Participants in the program must be specifically designated as participants by the compensation committee. As of December 31, 2004, the Program has three retired employee participants. No active employee has been designated for participation in such plan. A participant begins to receive benefits under the plan upon retirement. The amount of the benefit is a percentage of the participant’s highest three-year average earnings subject to certain offsets and maximums.

REPORT ON THE COMPANY’S CHANGE IN CONTROL PLAN
      On April 28, 2004, the directors of the Company approved the Senior Executive Change in Control Plan (the “Change in Control Plan”) for the named executive officers and certain other executive officers of the Company. Under this Plan, if there is a Change in Control (as defined in the Plan) of the Company, the participating executives will be entitled to termination payments if their employment with the Company is terminated without Cause (as defined in the Plan) or if they terminate such employment for Good Reason (as defined in the Plan), in either case within two (2) years of the Change in Control. The amount of the termination payment payable to each executive under the Plan equals a specific multiple (termination pay multiple) of such executive’s Base Salary and Bonus (as such terms are defined in the Plan). Base Salary equals the executive’s highest annualized rate of Base Salary in effect at any time during the year of termination and the three full prior calendar years preceding termination. Bonus means the higher of (i) an executive’s target bonus in the year of termination or (ii) the executive’s highest actual annual Bonus in the three full calendar years prior to termination of employment. Executives who participate in the Plan have termination pay multiples ranging from 1.5 to 2.5. Of the named executives of the Company, the termination pay multiple for Mr. Boehne is 2.5, and for the remaining named executives (other than Mr. Lowe) the multiple is 2. Mr. Lowe is not covered under this Plan since his employment agreement provides for payments in the event of a change in control. See “Other Transactions.” In addition to termination payments, the Plan provides for (i) continued benefits coverage for the number of months following termination of employment equal to 12 times an executive’s termination pay multiple and (ii) a cash sum equal to the actuarially determined value of a pension enhancement equal to the difference in the present value of (x) the actual pension the executive is entitled to receive under the Company’s Pension Plan and Supplemental Executive Retirement Plan and (y) the assumed pension such executive would be entitled to receive under such plans if age and years of credited service at the time of termination were increased by a number equal to his termination pay multiple. The Plan also provides that upon termination as described above all outstanding equity awards held by an executive, including stock options and restricted stock, will immediately vest and not be subject to forfeiture, with all options remaining exercisable for the remainder of their terms. Executives who receive termination payments under the Plan are also entitled to gross-up payments intended to cover any excise taxes (and interest or penalties imposed with respect to such taxes) under Section 4999 of the Internal Revenue Code.
REPORT ON THE COMPANY’S DEFERRED COMPENSATION PLAN
      During 2004, the Company replaced the 1997 Deferred Compensation and Phantom Stock Plan for Senior Officers and Selected Employees, effective May  22, 1997, and the Scripps Executive Savings and Restoration Plan, effective May  1, 1999, with the Scripps Executive Deferred Compensation and Savings Restoration Plan. To be eligible to participate in the Plan, an employee must be eligible to participate in both the Company’s Long-Term Incentive Plan and the Scripps Retirement and Investment Plan (401(k) Plan) and must earn compensation in excess of the Internal Revenue Code Section 401(a)(17) limit in any one year. The Plan is a non-qualified plan and participants may defer to the Plan, before taxes are deducted, up to 50% of base pay and up to 100% of an annual bonus. After a participant completes one year of service with the Company, the Company adds a 50% match to base pay deferrals, up to 6% of base pay. The Plan is intended to help restore amounts that a participant cannot contribute to the Company’s 401(k) plan, due to federal contribution limits.
REPORT ON CERTAIN TRANSACTIONS
Scripps Family Agreement
      General. The Company and certain persons and trusts are parties to an agreement (the “Scripps Family Agreement”) restricting the transfer and governing the voting of Common Voting Shares that such persons and trusts may acquire or own at or after the termination of the Trust. Such persons and trusts (the “Signatories”) consist of certain grandchildren of Robert Paine Scripps who are beneficiaries of the Trust, descendants of John P. Scripps, and certain trusts of which descendants of John P. Scripps are trustees and beneficiaries. Robert Paine Scripps was a son of the founder of the Company. John P. Scripps was a grandson of the founder and a nephew of Robert Paine Scripps.
      If the Trust were to have terminated as of January 31, 2005, the Signatories would have held in the aggregate approximately 93.55% of the outstanding Common Voting Shares as of such date.
      Once effective, the provisions restricting transfer of Common Voting Shares under the Scripps Family Agreement will continue until twenty-one years after the death of the last survivor of the descendants of Robert Paine Scripps and John P. Scripps alive when the Trust terminates. The provisions of the Scripps Family Agreement governing the voting of Common Voting Shares will be effective for a ten-year period after termination of the Trust and may be renewed for additional ten-year periods.
      Transfer Restrictions. No Signatory will be able to dispose of any Common Voting Shares (except as otherwise summarized below) without first giving other Signatories and the Company the opportunity to purchase such shares. Signatories will not be able to convert Common Voting Shares into Class A Common Shares except for a limited period of time after giving other Signatories and the Company the aforesaid opportunity to purchase and except in certain other limited circumstances.
      Signatories will be permitted to transfer Common Voting Shares to their lineal descendants or trusts for the benefit of such descendants, or to any trust for the benefit of such a descendant, or to any trust for the benefit of the spouse of such descendant or any other person or entity. Descendants to whom such shares are sold or transferred outright, and trustees of trusts into which such shares are transferred, must become parties to the Scripps Family Agreement or such shares shall be deemed to be offered for sale pursuant to the Scripps Family Agreement. Signatories will also be permitted to transfer Common Voting Shares by testamentary transfer to their spouses provided such shares are converted to Class A Common Shares and to pledge such shares as collateral security provided that the pledgee agrees to be bound by the terms of the Scripps Family Agreement. If title to any such shares subject to any trust is transferred to anyone other than a descendant of Robert Paine Scripps or John P. Scripps, or if a person who is a descendant of Robert Paine Scripps or John P. Scripps acquires outright any such shares held in trust but is not or does not become a party to the Scripps Family Agreement, such shares shall be deemed to be offered for sale pursuant to the Scripps Family Agreement. Any valid transfer of Common Voting Shares made by Signatories without compliance with the Scripps Family Agreement will result in automatic conversion of such shares to Class A Common Shares.
      Voting Provisions. The Scripps Family Agreement provides that the Company will call a meeting of the Signatories prior to each annual or special meeting of the shareholders of the Company held after termination of the Trust (each such meeting hereinafter referred to as a “Required Meeting”). At each Required Meeting, the Company will submit for decision by the Signatories, each matter, including election of directors, that the Company will submit to its shareholders at the annual meeting or special meeting with respect to which the Required Meeting has been called. Each Signatory will be entitled, either in person or by proxy, to cast one vote for each Common Voting Share owned of record or beneficially by him on each matter brought before the meeting. Each Signatory will be bound by the decision reached with respect to each matter brought before such meeting, and, at the related meeting of the shareholders of the Company, will vote his Common Voting Shares in accordance with decisions reached at the meeting of the Signatories.
John P. Scripps Newspapers
      In connection with the merger in 1986 of the John P. Scripps Newspaper Group (“JPSN”) into a wholly owned subsidiary of the Company (the “JPSN Merger”), the Company and The Edward W. Scripps Trust entered into certain agreements discussed below.
      JPSN Board Representation Agreement. The Edward W. Scripps Trust and John P. Scripps entered into a Board Representation Agreement dated March 14, 1986 in connection with the JPSN Merger. Under this agreement, the surviving adult children of Mr. John P. Scripps who are shareholders of the Company have the right to designate one person to serve on the Company’s board of directors so long as they continue to own in the aggregate 25% of the sum of (i) the shares issued to them in the

JPSN Merger and (ii) the shares received by them from John P. Scripps’ estate. In this regard, The Edward W. Scripps Trust has agreed to vote its Common Voting Shares in favor of the person designated by John P. Scripps’ children. Pursuant to this agreement, Paul K. Scripps currently serves on the Company’s board of directors and is a nominee for election at the annual meeting. The Board Representation Agreement terminates upon the earlier of the termination of The Edward W. Scripps Trust or the completion of a public offering by the Company of Common Voting Shares.
      Stockholder Agreement. The former shareholders of the John P. Scripps Newspaper Group, including John P. Scripps and Paul K. Scripps, entered into a Stockholder Agreement with the Company in connection with the JPSN Merger. This agreement restricts to certain transferees the transfer of Common Voting Shares received by such shareholders pursuant to the JPSN Merger. These restrictions on transfer will terminate on the earlier of the termination of The Edward W. Scripps Trust or completion of a public offering of Common Voting Shares. Under the agreement, if a shareholder has received a written offer to purchase 25% or more of his Common Voting Shares, the Company has a “right of first refusal” to purchase such shares on the same terms as the offer. On the death of any of these shareholders, the Company is obligated to purchase from the shareholder’s estate a sufficient number of the Common Voting Shares of the Company to pay federal and state estate taxes attributable to all shares included in such estate; this obligation expires in 2006. Under certain other circumstances, such as bankruptcy or insolvency of a shareholder, the Company has an option to buy all Common Voting Shares of the Company owned by such shareholder. Under the agreement, stockholders owning 25% or more of the outstanding Common Voting Shares issued pursuant to the JPSN Merger may require the Company to register Common Voting Shares (subject to the right of first refusal mentioned above) under the Securities Act of 1933 for sale at the shareholders’ expense in a public offering. In addition, the former shareholders of the John P. Scripps Newspaper Group will be entitled, subject to certain conditions, to include Common Voting Shares (subject to the right of first refusal) that they own in any registered public offering of shares of the same class by the Company. The registration rights expire three years from the date of a registered public offering of Common Voting Shares.
Other Transactions
      Mr. John H. Burlingame is a retired partner of Baker & Hostetler LLP, which provided legal services to the Company and to The Edward W. Scripps Trust (the “Trust”) in 2004 and is expected to perform such services in 2005.
      Mr. Nicholas B. Paumgarten is a managing director of J.P. Morgan Chase (“J.P. Morgan”). J.P. Morgan Chase Bank (an affiliate of J.P. Morgan) is a lender to the Company under its Competitive Advance/ Revolving Credit Agreement. J.P. Morgan has performed investment banking services for the Company in the past and may again perform investment banking services for the Company.
      Mr. Kenneth W. Lowe entered into an employment agreement with the Company on June 16, 2003, pursuant to which he serves as President and Chief Executive Officer and as a member of the board of directors. The agreement continues through December 31, 2006, and thereafter renews for successive one-year terms unless terminated. During the term, Mr. Lowe is entitled to an annual salary, to be set by the Compensation Committee of the Company, that is not less than that paid to him for the immediately preceding year. Under the agreement, Mr. Lowe participates in the Company’s annual bonus plan for senior executives with an annual target bonus opportunity equal to no less than 80% of his salary. A description of Mr. Lowe’s compensation for 2004, including awards granted pursuant to his employment agreement, is included in the Compensation Committee’s report under “Compensation of the Chief Executive Officer.” Mr. Lowe’s agreement was amended on September 30, 2004. Such amendment converted 40,000 restricted shares to 40,000 restricted share units under the terms of the Company’s Long-Term Incentive Plan. Effective January 1, 2005, Mr. Lowe’s annual base salary was increased to $1,050,000 and his target bonus opportunity was increased to 100% of his annual base salary.
      Deferred Stock Units. In recognition of the value Mr. Lowe created in the Company’s national television networks and to provide him with an incentive to enhance the profitability of the Company in the future, Mr. Lowe received a grant of 192,076 deferred stock units in 1999 under his previous employment agreement. As of the date of the employment agreement, 80% of these deferred stock units had matured and 153,662 Class A Common Shares of the Company had been issued in exchange for such units. On January 15, 2004, under his employment agreement, the remaining deferred stock units matured and were exchanged for 38,414 Class A Common Shares, and Mr. Lowe received $50,706, which equals the amount of the cash dividends that would have been paid on such shares had they been outstanding between July 20, 1999 and January 15, 2004.
      Restricted Stock. In connection with his employment agreement, the Company granted Mr. Lowe 310,638 restricted Class A Common Shares under the Company’s Incentive Plan, vesting in equal annual installments from 2004 through 2007. As of the date of this proxy statement, 155,320 of such shares vested. On September 30, 2004, 40,000 of these shares were converted to restricted share units. Furthermore, 201,746 restricted Class A Common Shares granted in connection with the previous employment agreement will continue to vest in accordance with their original vesting schedules. As of the date of this proxy statement, 113,426 of such shares have vested. All restricted shares that have not vested shall be forfeited if Mr. Lowe elects Early Retirement (as defined in the Agreement) before January 1, 2007, or if the Company terminates his employment as a result of criminal conviction. If Mr. Lowe’s employment is terminated for any other reason (including a Change in Control), all restricted shares shall vest immediately.
      Termination. If the Company terminates the employment agreement for Cause (as defined in the agreement) or if Mr. Lowe terminates the agreement for any reason other than Good Reason (as defined in the agreement), Mr. Lowe will not be entitled to any further compensation or other benefits and, except in certain circumstances, will forfeit all outstanding equity awards.
      If Mr. Lowe dies or suffers Permanent Disability, the Company must continue to pay Mr. Lowe (or his estate) his salary and provide him (and his family) with medical benefits for two years. Also, all outstanding equity awards will vest with the options remaining exercisable for the remainder of the original term.
      If the Company terminates the agreement without Cause or Mr. Lowe terminates it for Good Reason (other than within two years following a Change in Control), the Company must continue to pay Mr. Lowe his salary for the greater of three years or the balance of the term remaining at the time of such termination. Mr. Lowe will also be entitled to receive an amount equal to the target bonus then in effect times the greater of two or the number of years remaining under the term of the agreement, and he will be entitled to all benefits for the greater of two years or the balance of the term of the agreement, subject to certain offsets. Also, outstanding equity awards will vest with the options remaining exercisable for the remainder of the original term.
      Change in Control. If the Company terminates the employment agreement without Cause within two years after a Change in Control or Mr. Lowe terminates it for Good Reason within such two-year period, the Company must pay him an amount equal to three times the greater of his then current salary or his salary at the highest annualized rate paid in the three calendar years prior to the date of termination and in addition an amount equal to three times the greater of 100% of his target bonus for the year of such termination or the highest annual bonus he received for the three calendar years prior to termination. Until the earliest of the third anniversary of the Change in Control termination or Mr. Lowe’s death or his securing of full-time employment which provides substantially equivalent benefits, the Company will provide Mr. Lowe and his eligible dependents with benefits substantially equivalent to those which were received immediately prior to the date of termination or a Change in Control. The Company shall also provide Mr. Lowe with reasonable outplacement services for a period of eighteen months and will reimburse him for his reasonable legal expenses in an amount not to exceed $75,000 should he have to institute legal proceedings to enforce the Change in Control provisions of the agreement. All outstanding equity awards will vest upon a Change in Control with the options remaining exercisable for the remainder of the original term.
      Indemnification. Under the agreement, the Company is required to indemnify Mr. Lowe to the full extent permitted under Ohio law and must maintain directors and officers liability insurance covering him at a level and on terms and conditions no less favorable than the coverage the Company currently provides its directors and senior level officers.
      Legal Fees. In 2003, the Company reimbursed Mr. Lowe $100,000 of the legal fees he incurred in the negotiation of the employment agreement.
      The Company employed Mr. B. Jeff Craig as its vice president and chief technology officer effective February 19, 2001. Under the terms of his employment agreement, which expired in 2003, the Company loaned Mr. Craig $300,000, to be repaid, with interest at 6% per year, by January 2004. The final installment of that loan obligation, $134,905, was paid in January 2004.
      The Company employed Mr. Joseph G. NeCastro as its senior vice president and chief financial officer effective May 3, 2002. To assist Mr. NeCastro in satisfying an obligation with his previous employer, the Company paid him a $661,626 signing bonus (including the gross-up for withholding taxes) and loaned him $356,905. If Mr. NeCastro voluntarily resigns within three years of his date of hire, he will be required to pay the Company $350,000 of the signing bonus. If he voluntarily resigns between three and five years of his date of hire, he will be required to pay the Company $175,000 of the signing bonus. Mr. NeCastro must repay the loan, with interest at 4.75% per year, by July 26, 2007. A portion of Mr. NeCastro’s annual performance bonus, if any, will be used to repay interest and principal on the loan. Simultaneously with such payment, the Company has agreed to pay Mr. NeCastro an additional bonus, the net amount of which will equal withholding taxes applicable to the portion of the bonus used for the loan payment. In February 2004, Mr. NeCastro repaid $80,000 of his loan balance. If his employment with the Company is terminated for any reason, all outstanding principal and accrued interest must be paid within thirty (30) days of the date of such termination.
      Mr. Alan M. Horton retired from his role as senior vice president/newspapers on December 16, 2004. Upon his retirement, the Company entered into a Consulting Agreement and a Special Retirement Supplement Agreement with Mr. Horton. Mr. Horton will serve as an independent consultant for the Company for a three-year term that began on January 1, 2005. Mr. Horton will provide the Company and its subsidiaries and affiliates and the Scripps Howard Foundation with business advice and other consulting services, as may be requested from time to time by the Company. In consideration for all services performed by Mr. Horton, he will be paid a monthly fee of $12,500 during the term of the consulting agreement. In addition, should Mr. Horton satisfy his obligations and the agreement expires in the normal course, the Company will pay Mr. Horton a one-time fee of $50,000 within thirty days following the expiration of the consulting term. The Special Retirement Supplement agreement provides Mr. Horton with three equal payments of $166,667 on January 15, 2005, January 15, 2006 and January 15, 2007.
      The Company employed Mr. Mark G. Contreras as its vice president of newspaper operations effective January 4, 2005. Under the terms of the compensation arrangements Mr. Contreras received a signing bonus of $150,000. Half of such bonus was paid in January 2005 and the remainder is payable on July 5, 2005, conditioned upon his continuing employment through that date. Mr. Contreras also received a grant of 4,000 performance-based restricted shares pursuant to the Company’s 1997 Long-Term Incentive Plan. Mr. Contreras will also receive the following: (i) an annualized base salary of $450,000; (ii) an annual bonus target amount equal to 45% of his annual base salary (while the bonus he receives will depend upon the Company’s achievement of earnings per share and operating cash flow targets for the newspaper operating segment, the Company has guaranteed that Mr. Contreras will receive at least $151,875, no later than March 2006.); (iii) a one-time bonus of $50,000 if certain 2005 targets related to on-line revenue and advertising benchmarks for the newspaper operating segment are met; (iv) a severance payment equal to one and one-half times his base salary and annual bonus if he is terminated without cause or if he leaves the Company for good reason prior to December 31, 2006, other than within 18 months following a change in control. Cause is defined in the Company’s Senior Executive Change in Control Plan. Good reason is defined as (a) a material reduction in his starting pay or target bonus, (b) an assignment of duties that is materially inconsistent with, or materially less than his duties as vice president of newspaper operations or (c) an assignment or relocation without his consent. In no event would he receive a severance payment and a payment under the Change in Control

Plan. Effective February 10, 2005, pursuant to the terms of the Company’s 1997 Long-Term Incentive Plan, Mr. Contreras received a grant of 4,426 performance-based restricted shares and a nonqualified stock option agreement to purchase 15,000 of the Company’s Class A Common shares.
PROPOSAL 2
      To amend the Company’s 1997 Long-Term Incentive Plan to reserve 6,000,000 additional Class A Common Shares for issuance under the Plan and to add certain provisions relating to grants of performance based restricted shares.
General
      There will be submitted at the annual meeting for action by the holders of Common Voting Shares a proposal to amend The E. W. Scripps Company’s 1997 Long-Term Incentive Plan (the “Plan”). The Plan amendment would increase the number of shares authorized for issuance under the Plan from 18,317,400 to 24,317,400. The Board of directors approved the proposed amendments on February 10, 2005.
      Reservation of Additional Shares. The Plan presently provides for the issuance of 18,317,400 Class A Common Shares. Through January 31, 2005, awards for 1,563,448 restricted shares and options for 13,939,800 shares had been granted under the Plan to directors, executive officers and key employees of the Company. On that date, 2,814,152 Class A Common Shares were available for issuance in the future under the Plan. If proposal 2 is approved by the holders of the Common Voting Shares, on April 14, 2005, 8,814,152 shares will be available for issuance under the Plan. This 8,814,152, along with the 15,503,248 shares already granted under the Plan, would represent an amount equal to approximately 19.2% of the Class A Common Shares outstanding and approximately 14.9% of the aggregate of the Class A Common Shares and Common Voting Shares outstanding. The closing sale price of the Class A Common Shares on the New York Stock Exchange on February 18, 2005 was $46.69. At that date, the aggregate value of the additional 6,000,000 shares proposed to be reserved for purposes of the Plan was $280,140,000.
      Performance Measures. The Plan presently allows for grants of restricted shares. Under the terms of the amended plan, the Incentive Plan Committee (the “Committee”) will be able to grant shares, the vesting of which shall be based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for such performance period is substantially uncertain and (ii) no more than 90 days after the commencement of such performance period to which the performance goal relates. The performance goals, which must be objective, shall be based solely upon one or more of the following criteria:

1.	Earnings per share;

2.	Operating cash flow;

3.	Gross margin;

4.	Operating or other expenses;

5.	Earnings before interest and taxes (“EBIT”);

6.	Earnings before interest, taxes, depreciation and amortization;

7.	Net income;

8.	Return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity); and

9.	Stock price appreciation.
      The foregoing criteria may relate to the Company, one or more of its subsidiaries or one or more of its divisions, units, partnerships, joint ventures or minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis or be relative to the Company’s annual budget, one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code, the performance goals may be calculated without regard to extraordinary items or may be adjusted for unusual or unplanned items.
      Certain Technical Amendments. To comply with recent legislation relating to non-qualified deferred compensation and with certain changes in tax regulations, the Company is proposing certain technical amendments to the Plan. Section 5 of the Plan will be amended to indicate that the maximum number of shares for which incentive stock options may be granted under the Plan shall not exceed 5,000,000 for the duration of the Plan. Additionally, Section 21 will be added to the Plan to provide that if any payment to be made under the Plan is considered “non-qualified deferred compensation” subject to Section 409(A) of the Code, payment thereof will be delayed for six (6) months following separation from service of the Plan participant.
      If the proposed amendment is approved by the holders of Common Voting Shares, the Company’s compensation committee and/or incentive plan committee will from time to time consider awards for key employees and directors of the Company under the Plan. Such decisions regarding awards are in the Committee’s sole discretion. A copy of the Plan is attached as an exhibit to this proxy statement.
Tax Consequences
      The following is a summary of the federal income tax consequences related to awards granted under the Plan.
      Nonqualified Stock Options. With respect to nonqualified stock options generally, (a) no income is realized by the optionee at the time the option is granted, (b) upon exercise of the option, the optionee realizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price paid for the shares, and the Company is entitled to a tax deduction in the amount of ordinary income realized (provided that applicable withholding or reporting requirements are satisfied), and (c) upon disposition of the shares received upon the exercise of the option, the optionee recognizes, as either short-term or long-term capital gain (or loss), depending upon the length of time that the optionee has held the shares, income (or loss) equal to the difference between the amount realized and the fair market value of the shares on the date of exercise of the option.
      With respect to the exercise of a nonqualified stock option and the payment of the option price by the delivery of Class A Common Shares, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of the shares received will be the same as the tax basis of the shares surrendered, and the holding period of the optionee in the shares received will include his holding period in the shares surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time in the amount of the fair market value of such excess shares, the tax basis of such excess shares will be such fair market value, and the holding period of the optionee in such shares will begin on the date such shares are transferred to the optionee.
      Capital Gains. Under current law, capital gains are subject to the same tax rates that apply to ordinary income, except the rate on long-term capital gains may not exceed 15%. Capital losses may be utilized to offset capital gains to the extent of capital gains, and $3,000 of capital losses in excess of capital gains ($1,500 in the case of a married individual filing a separate return) is deductible against other income. To receive long-term capital gain (loss) treatment with respect to any appreciation (depreciation) in the value of the shares acquired pursuant to the Plan, the participant must hold such shares for more than one year. Shares held for one year or less will receive short-term capital gain or loss treatment.

Vote Necessary for Approval
      Under the listing standards of the New York Stock Exchange, the Company is required to obtain shareholder approval for material revisions to the terms of compensation plans that (like the Long-Term Incentive Plan) provide equity-based awards to employees or directors.
      The affirmative vote of the holders of a majority of the Common Voting Shares present or represented at the annual meeting (including abstentions) is required to approve the amended and restated Plan. Broker nonvotes are not counted as voting. The board of directors recommends that holders of such shares vote FOR proposed amendments to the Plan. It is expected that the Common Voting Shares owned by The Edward W. Scripps Trust will be voted in favor of this proposal, thus assuring its approval. Proxies for Common Voting Shares solicited by the board will be voted FOR the proposal unless shareholders specify a contrary choice in their proxies.
PROPOSAL 3
      To approve and amend the Company’s Executive Bonus Plan.
General
      There will be submitted at the annual meeting for action by the holders of Common Voting Shares a proposal to approve The E. W. Scripps Company’s Executive Bonus Plan (the “Bonus Plan”) and to amend it to conform to changes in the Internal Revenue Code (the “Code”) with respect to nonqualified deferred compensation, to modify the definition of Change in Control under the Bonus Plan and to make certain technical and administrative amendments to the Bonus Plan. The board of directors approved the proposed amendments on February 10, 2005.
      The purpose of the plan is to promote the interests of The E. W. Scripps Company and its shareholders by providing incentive compensation for certain designated key executives and employees of the Company and its subsidiaries. The Plan was first approved by the shareholders on May 18, 2000.
      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1.0 million paid to the chief executive officer and the four other most highly compensated executive officers employed by the Company at the end of the applicable year. Performance-based compensation will not be subject to the deduction limit if certain requirements are met. In the case of the Bonus Plan, one such requirement is that it be approved by the Company’s shareholders every five years. A copy of the Plan is attached as an exhibit to this proxy statement.
      Proposed amendments to the Bonus Plan are summarized below.
      To conform to changes in the Internal Revenue Code. An amendment has been made to the plan to provide that if, any payment to be made under the Plan is “nonqualified deferred compensation” subject to Section 409A of the Code, such payment will be delayed for six (6) months following the individual participant’s separation from service.
      To modify the definition of Change in Control. The proposed amendment will conform the Plan’s “Change in Control” definition to correspond with such definition in the Company’s 1997 Long-Term Incentive Plan. Under the proposed definition, a “Change in Control” shall occur with respect to all participants in the Plan when:

(i) any Person becomes a “Beneficial Owner” of a majority of the outstanding Common Voting Shares, $.01 par value, of the Company (or shares of capital stock of the Company with comparable or unlimited voting rights), excluding, however, The Edward W. Scripps Trust (the “Trust”) and the trustees thereof, and any person that is or becomes a party to the Scripps Family Agreement, dated October 15, 1992, as amended currently and as it may be amended from time to time in the future (the “Family Agreement”);

(ii) the majority of the board of directors of the Company consists of individuals other than incumbent directors as defined in the Plan; or

(iii) assets of the Company accounting for 90% or more of the Company’s revenues (hereinafter referred to as “substantially all of the Company’s assets”) are disposed of pursuant to a merger, consolidation, sale, or plan of liquidation and dissolution (unless the Trust or the parties to the Family Agreement have Beneficial Ownership of, directly or indirectly, a controlling interest (defined as owning a majority of the voting power) in the entity surviving such merger or consolidation or acquiring such assets upon such sale or in connection with such plan of liquidation and dissolution);
      To make certain technical and administrative amendments. The proposed technical and administrative amendments to the Plan are immaterial in nature.
Vote Necessary for Approval
      The affirmative vote of the holders of a majority of the Common Voting Shares present or represented at the annual meeting (including abstentions) is required to approve the amended and restated Plan. Broker nonvotes are not counted as voting. The board of directors recommends that holders of such shares vote FOR the Bonus Plan. It is expected that the Common Voting Shares owned by The Edward W. Scripps Trust will be voted in favor of this proposal, thus assuring its approval. Proxies for Common Voting Shares solicited by the board will be voted FOR the proposal unless shareholders specify a contrary choice in their proxies.
PROPOSAL 4
      To approve an amendment to the Company’s Code of Regulation.
General
      There will be submitted at the annual meeting for action by the holders of Common Voting Shares a proposal to amend Article 1, Section 6 of The E. W. Scripps Company’s Code of Regulations. Such amendment will allow telephonic and Internet voting. The board of directors approved the proposed amendment on February 10, 2005.

Section 6. Proxies. A person who is entitled to attend a shareholders meeting, to vote thereat, or to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his other rights, by proxy or proxies appointed by a writing signed by such person or appointed by a verifiable communication authorized by such person.
Vote Necessary for Approval
      The affirmative vote of the holders of a majority of the Common Voting Shares outstanding as of the record date for the annual meeting is required to approve the amendment to the Code of Regulations. Broker nonvotes have the effect of a vote against the proposal. The board of directors recommends that holders of such shares vote FOR the amended Code. It is expected that the Common Voting Shares owned by The Edward W. Scripps Trust will be voted in favor of the amendment to the Company’s Code of Regulations, thus assuring its approval. Proxies for Common Voting Shares solicited by the board will be voted FOR the proposal unless shareholders specify a contrary choice in their proxies.
REPORT ON SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and owners of more than ten percent of the Company’s Class A Common Shares (“10% shareholders”), to file with the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Class A Common Shares and other equity securities of the Company. Executive officers, directors and 10% shareholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

      To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2004, all Section 16(a) filing requirements applicable to its executive officers, directors and 10% shareholders were complied with, except that one Form 4 for one officer was filed two days late.
REPORT ON INDEPENDENT PUBLIC ACCOUNTANTS
      At its March 7, 2005 meeting, the audit committee of the board of directors approved the appointment of Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending December 31, 2005. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting and will be available to answer questions.
REPORT ON SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
      Any shareholder proposals intended to be presented at the Company’s 2006 Annual Meeting of Shareholders must be received by the Company at 312 Walnut Street, Suite 2800, Cincinnati, Ohio, 45202, on or before November 11, 2005, for inclusion in the Company’s proxy statement and form of proxy relating to the 2006 Annual Meeting of Shareholders.
      If a shareholder intends to raise a proposal at the Company’s 2006 annual meeting that he or she does not seek to have included in the Company’s proxy statement, the shareholder must notify the Company of the proposal on or before January 6, 2006. If the shareholder fails to notify the Company, the Company’s proxies will be permitted to use their discretionary voting authority with respect to such proposal when and if it is raised at such annual meeting, whether or not there is any discussion of such proposal in the 2006 proxy statement.
SHAREHOLDER COMMUNICATIONS WITH THE BOARD
      Any shareholder wishing to communicate with the board may do so by addressing letters to the Corporate Secretary at 312 Walnut Street, Suite 2800, Cincinnati, Ohio, 45202. All communications referring to material matters will be relayed to the directors at their next board meeting.
OTHER MATTERS
      The solicitation of proxies is made by and on behalf of the board of directors. The cost of the solicitation will be borne by the Company. The Company may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s Class A Common Shares.
      The presence of any shareholder at the meeting will not operate to revoke his proxy. A proxy may be revoked at any time, insofar as it has not been exercised, by giving written notice to the Company or in open meeting.
      The persons named in the enclosed proxy, or their substitutes, will vote the shares represented by such proxy at the meeting. The forms of proxy for the two respective classes of stock permit specification of a vote for persons nominated for election as directors by each such class of stock, as set forth under “Election of Directors” above, and the withholding of authority to vote in the election of such directors or the withholding of authority to vote for one or more specified nominees. Where a choice has been specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, such shares will be voted to elect directors as set forth under “Election of Directors.”
      Under Ohio law and the Company’s Articles of Incorporation, broker non-votes for Class A Common Shares and abstaining votes for both Class A Common Shares and Common Voting Shares will not be counted in favor of, or against, election of any nominee.

      If any other matters shall properly come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The board does not know of any other matters which will be presented for action at the meeting.
      A copy of the Company’s Annual Report for the year ended December 31, 2004 is enclosed.

By order of the board of directors,

M. Denise Kuprionis, Esq.
Vice President
Corporate Secretary/Director of Legal Affairs
March 23, 2005

THE E. W. SCRIPPS COMPANY
AUDIT COMMITTEE CHARTER
Approved by the committee on February 26, 2003 and
ratified by the board of directors on February 27, 2003.
The Audit Committee amended the Charter on March 7, 2005.

1.	Purpose
The Audit Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to shareholders, potential shareholders, and the investment community. The purpose of the committee is to assist the Board in fulfilling its oversight responsibility relating to (i) the integrity of the company’s financial statements and financial reporting process and the company’s systems of internal accounting and financial controls; (ii) the performance of the internal audit services function; (iii) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence, performance and fees; (iv) the compliance by the company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (v) the evaluation of enterprise risk issues; and (vi) the fulfillment of the other responsibilities set out herein. The Committee shall also prepare the report of the committee required to be included in the company’s annual proxy statement.
      In discharging its responsibilities, the Committee is not itself responsible for the planning or conduct of audits or for any determination that the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

2.	Organization
      A. Charter. At least annually, this charter shall be reviewed and reassessed by the Committee and any proposed changes shall be submitted to the Board of Directors for approval.
      B. Members. The members of the Committee shall be appointed and/or removed by the Board of Directors, upon the recommendation of the Nominating & Governance Committee, and shall number at least three, who meet the independence, experience and expertise requirements of the New York Stock Exchange and applicable law. The Board of Directors shall also designate a Committee Chair. No member shall simultaneously serve on the audit committee of more than two other public companies. The Board of Directors shall also make a determination on the independence of each Committee member and a determination as to whether or not there is a financial expert, as determined by the applicable rules, serving on the Committee.
      C. Meetings. In order to discharge its responsibilities, the Committee shall each year establish a schedule of meetings; additional meetings may be scheduled as required. In planning the annual schedule of meetings, the Committee shall ensure that sufficient opportunities exist for its members to meet separately with the independent auditors and the head of internal audit, without management present; to meet separately with management, without the independent auditors or the head of internal audit present; and to meet in private with only the Committee members present.
      D. Quorum; Action by Committee. A quorum at any Committee meeting shall be at least two members. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called or held, except as specifically provided herein (or where only two members are present, by unanimous vote). Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.
      E. Agenda, Minutes and Reports. An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared to document the Committee’s discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee and shall be made available to the full Board of Directors. The Committee shall make regular reports to the Board of Directors.

3.	Responsibilities
The following shall be the principal responsibilities of the Audit Committee:
      A. Engagement of Independent Auditors. The Committee shall have sole authority to engage the independent auditors, including in connection with any non-audit services, and oversee, evaluate and, where appropriate, replace the independent auditors. The Committee shall approve the fees paid to the independent auditors, including in connection with any non-audit services.
      B. Determination as to Independence and Performance of Independent Auditors. The Committee shall receive periodic reports from the independent auditors as required by the Independence Standards Board (or any successor body) regarding the auditors’ independence, which shall include all relationships between the independent auditor and the Company and which shall be not less frequently than annually. The Committee shall discuss such reports with the auditors, and if so determined by the Committee, take appropriate action to satisfy itself of the independence of the auditors. The Committee shall review the performance of the Company’s independent auditors annually. In doing so, the Committee shall consult with management and the head of internal audit and shall obtain and review a report by the independent auditors describing their internal control procedures, material issues raised by their most recent internal quality control review, or peer review (if applicable), or by any inquiry or investigation by governmental or professional authorities for the preceding five years and the response of the independent auditors. The Committee shall consider whether it is appropriate to adopt a policy of rotating independent auditors on a periodic basis.
      C. Determination as to Performance of Internal Auditors. The Committee shall annually review the experience and qualifications of the senior members of the internal audit department and the quality control procedures of the internal auditors.
      D. Audits by Internal and Independent Auditors. The Committee shall discuss with the internal auditor and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and other factors that may affect the effectiveness and timeliness of such audits. In this connection, the Committee shall discuss with management, the internal auditor and the independent auditors the Company’s major risk exposures (whether financial, operating or otherwise), the adequacy and effectiveness of the accounting and financial controls, and the steps management has taken to monitor and control such exposures and manage legal compliance programs, among other considerations that may be relevant to their respective audits. The Committee shall review with management and the independent auditors management’s annual internal control report, including any attestation of same by the independent auditors. Management and the internal auditor shall report periodically to the Committee regarding any significant deficiencies in the design or operation of the Company’s internal controls, material weaknesses in internal controls and any fraud (regardless of materiality) involving persons having a significant role in the internal controls, as well as any significant changes in internal controls implemented by management during the most recent reporting period of the Company.
      The Committee shall discuss with management the company’s risk exposures and the steps management has taken to monitor and control such exposures, including the company’s risk assessment and risk management procedures.
      E. Pre-Approval of Audit and Non-Audit Services. The Committee shall approve guidelines for the retention of the independent auditors for any non-audit service and the fee for such service and shall determine procedures for the approval of audit and non-audit services in advance. Annually, the Committee may approve in advance any audit or non-audit service provided to the Company by the independent auditors, up to a pre-approved amount and so long as such individual work assignments are approved by the Chief Financial Officer. The Chief Financial Officer shall annually report to the Committee the status all such individual work assignments.

      F. Review of Disclosure Controls and Procedures. The Committee shall review with the Chief Executive Officer and the Chief Financial Officer the Company’s disclosure controls and procedures and shall review periodically, but in no event less frequently than quarterly, management’s conclusions about the efficacy of such disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.
      G. Review of Management’s Annual Report on Internal Controls Over Financial Reporting. The Committee shall review with the Chief Financial Officer and the Controller management’s annual report on internal controls over financial reporting (the “Internal Control Report”) as required by section 404 of the Sarbanes-Oxley Act. The Committee shall ensure that management (a) establishes and maintains an adequate system of internal controls over financial reporting and (b) conducts an assessment of the effectiveness of the Company’s system of internal controls over financial reporting. The Committee will also review the attestation of the Company’s independent auditors as to management’s Internal Control Report.
      H. Review of Annual SEC Filings. The Committee shall review with management and the independent auditors the financial information to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K), including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements and the adequacy of internal controls. The Committee shall also discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards, including matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90. Based on such review and discussion, the Committee shall make a determination whether to recommend to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K.
      I. Review of Quarterly SEC Filings and Other Communications. The Committee shall review and discuss with management and the independent auditors the quarterly financial information to be included in the Company’s Quarterly Reports on Form 10-Q, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and shall discuss any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards. The Committee shall also review the Company’s earnings press releases and financial information and earnings guidance periodically provided to analysts and rating agencies (which may consist of a discussion of the types of information to be provided and types of presentations to be made) to the extent required by applicable law or listing standards, or as it deems necessary or appropriate. The Committee shall also discuss the results of the independent auditors’ review of the Company’s quarterly financial information conducted in accordance with Statement on Auditing Standards No. 71.
      J. Review of Certain Matters with Internal and Independent Auditors. The Committee shall review periodically with management, the internal auditor and independent auditors the effect of new or proposed regulatory and accounting initiatives on the Company’s financial statements and other public disclosures.
      K. Consultation with Independent Auditors. The Committee shall review with the independent auditors any problems or difficulties the auditors may have encountered in connection with the annual audit or otherwise and any management letter provided by the auditors and the Company’s response to that letter. Such review shall address any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, any disagreements with management regarding generally accepted accounting principles and other matters, material adjustments to the financial statements recommended by the independent auditors and adjustments that were proposed but “passed”, regardless of materiality, critical accounting policies and alternative treatments of financial information under GAAP. The Committee may also review the audit team’s communications with its national office.
      L. Preparation of Report for Proxy Statement. The Committee shall produce the report required to be included in the Company’s annual proxy statement, all in accordance with applicable rules and regulations.
      M. Committee Performance Evaluation. The Committee shall evaluate its performance on an annual basis based on criteria developed by the Nominating and Governance Committee.
      N. Policies for Employment of Former Audit Staff. The Committee shall approve guidelines for the Company’s hiring of employees or former employees of the independent auditors, which shall meet the requirements of applicable law and listing standards.
      O. Establishment of “Whistleblowing” Procedures. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
      P. Review of Legal and Regulatory Compliance. The Committee shall periodically review with management, including the General Counsel, and the independent auditors any correspondence with, or other action by, regulators or governmental agencies and any employee complaints or published reports that raise concerns regarding the Company’s financial statements, accounting or auditing matters or compliance with the Company’s Code of Business Conduct and Ethics. The Committee shall also meet periodically and separately with the General Counsel and other appropriate legal staff of the Company to review material legal affairs of the Company and the Company’s compliance with applicable law and listing standards.
      Q. Review of Certain Transactions with Directors and Related Parties. The Committee shall review periodically, but no less frequently than annually, a summary of the Company’s transactions with Directors and officers of the Company and with firms that employ Directors, as well as any other material related party transactions.
      R. Access to Records, Consultants and Others. The Committee shall have full authority (i) to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company; (ii) to retain outside legal, accounting or other consultants to advise the Committee; and (iii) to request any officer or employee of the Company, the Company’s outside counsel, internal auditor, internal audit service providers or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.
      S. Delegation. The Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee.
      T. Other Delegated Responsibilities. The Committee shall also carry out such other duties that may be delegated to it by the Board of Directors.

Approved by the board of directors 2/10/05
Subject to approval by the shareholders on 4/14/05
THE E. W. SCRIPPS COMPANY
AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN
April 14, 2005

1.	Purpose.
The plan shall be known as The E. W. Scripps Company 1997 Long-Term Incentive Plan (the “Plan”). The purpose of the Plan is to promote the long-term growth and profitability of The E. W. Scripps Company (the “Company”) and its subsidiaries by (i) providing directors of the Company and officers and key employees of the Company and its subsidiaries with incentives to improve stockholder values and contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility. Grants of incentive or nonqualified stock options, stock appreciation rights in tandem with or independent of options (“SARs”), restricted or nonrestricted share awards, performance units, or any combination of the foregoing may be made under the Plan.

2.	Definitions.
      (a) “Affiliate” means any Person controlling or under common control with the Company or any Person of which the Company directly or indirectly has Beneficial Ownership of securities having a majority of the voting power.
      (b) “Beneficial Ownership” and “Beneficial Owner” have the meanings provided in Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”).
      (c) “Cause” means:

(i) commission of a felony or an act or series of acts that results in material injury to the business or reputation of the Company or any subsidiary;

(ii) willful failure to perform duties of employment, if such failure has not been cured in all material respects within twenty (20) days after the Company or any subsidiary, as applicable, gives notice thereof; or

(iii) breach of any material term, provision or condition of employment, which breach has not been cured in all material respects within twenty (20) days after the Company or any subsidiary, as applicable, gives notice thereof.
      (d) “Change in Control” shall occur with respect to all participants in the Plan when:

(i) any Person becomes a “Beneficial Owner” of a majority of the outstanding Common Voting Shares, $.01 par value, of the Company (or shares of capital stock of the Company with comparable or unlimited voting rights), excluding, however, The Edward W. Scripps Trust (the “Trust”) and the trustees thereof, and any person that is or becomes a party to the Scripps Family Agreement, dated October 15, 1992, as amended currently and as it may be amended from time to time in the future (the “Family Agreement”);

(ii) the majority of the Board of Directors of the Company (the “Board”) consists of individuals other than Incumbent Directors; or

(iii) assets of the Company accounting for 90% or more of the Company’s revenues (hereinafter referred to as “substantially all of the Company’s assets”) are disposed of pursuant to a merger, consolidation, sale, or plan of liquidation and dissolution (unless the Trust or the parties to the Family Agreement have Beneficial Ownership of, directly or indirectly, a controlling interest (defined as owning a majority of the voting power) in the entity surviving such merger or consolidation or acquiring such assets upon such sale or in connection with such plan of liquidation and dissolution);

      (e) “Change in Control” shall occur with respect to a particular participant in the Plan employed by a particular subsidiary or division of a subsidiary when:

(i) any Person, other than the Company or an Affiliate, acquires Beneficial Ownership of securities of the particular subsidiary of the Company employing the participant having at least fifty percent (50%) of the voting power of such subsidiary’s then outstanding securities; or

(ii) the particular subsidiary sells to any Person other than the Company or an Affiliate all or substantially all of the assets of the particular division thereof to which the participant is assigned.
      (f) “Disability” means a permanent disability deemed to have occurred under any Company-wide employee long-term disability plan.
      (g) “Fair Market Value” of Class A Common Shares of the Company means, with respect to the date in question, the average of the high and low sale prices of such shares on the New York Stock Exchange, or if the Company’s Class A Common Shares are not traded on such exchange, or otherwise traded publicly, the value determined, in good faith, by the Committee.
      (h) “Incentive Stock Option” means an option conforming to the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
      (i) “Incumbent Director” means a member of the Board on April 15, 2004, provided that any person becoming a director subsequent to April 15, 2004, whose election or nomination for election was supported by a majority of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director.
      (j) “Nonqualified Stock Option” means any stock option other than an Incentive Stock Option.
      (k) “Person” has the meaning provided in Section 3(a)(9) of the Exchange Act, and as used in Sections 13(d) and 14(d) thereof, including a “group” (as defined in Section 13(d) of such Act).
      (l) “Retirement” means retirement as defined under the Scripps Pension Plan, or as otherwise determined by the Board of Directors of the Company.
      (m) “SARs” means stock appreciation rights.
      (n) “Scripps Pension Plan” means the Scripps Pension Plan as Amended and Restated effective January 1, 1997.
      (o) “Subsidiary” means a corporation or other entity of which outstanding shares or interests representing 50% or more of the combined voting power of such corporation or entity are owned directly or indirectly by the Company.

3.	Administration.
      The Plan shall be administered by a committee consisting of at least three directors of the Company (the “Committee”). Subject to the provisions of the Plan, the Committee shall be authorized to determine the form and substance of grants made under the Plan to each participant; establish the conditions and restrictions, if any, subject to which such grants will be made or will vest; interpret the Plan; and adopt, amend, or rescind such rules and regulations for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be conclusive and binding on all parties, including the Company, its shareholders, and the participants in the Plan. The Committee may appoint a subcommittee of its members as permitted or appropriate under applicable laws and regulations. Such subcommittee may exercise such powers of the Committee as the Committee designates. All actions of the subcommittee shall be reported to the Committee.

4.	Shares Available for the Plan.
      Subject to adjustments as provided in Section 16, an aggregate of 24,317,400 of Class A Common Shares of the Company (hereinafter referred to from time to time as “shares”) may be issued pursuant to the Plan. (9,158,700 pre-split shares were available when the Plan was last amended. Post split, the shares available were 18,317,400. Adding the shares approved on 4/14/05, the shares available are 24,317,400.) Such shares may be unissued or treasury shares. If any grant under the Plan expires or terminates unvested or unexercised, becomes unexercisable or is forfeited as to any shares, such unpurchased or forfeited shares shall thereafter be available for further grants under the Plan unless, in the case of options granted under the Plan, SARs in tandem therewith are exercised.

5.	Participation.
      Participation in the Plan shall be limited to directors of the Company and officers and key employees of the Company and its subsidiaries, all as approved by the Committee.
      Nothing in the Plan or in any grant thereunder shall confer any right on an employee to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate an employee at any time.
      Incentive or nonqualified stock options, SARs, restricted or nonrestricted stock awards, performance units, or any combination thereof, may be granted for such number of shares as the Committee shall determine (such individuals to whom grants are made being herein referred to from time to time as “grantees”). A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such employee in that year or subsequent years.
      The maximum number of shares with respect to which incentive or nonqualified options, SARs, restricted or nonrestricted stock or performance units, or any combination of the foregoing may be granted to any single individual in any one calendar year shall not exceed 1,000,000 shares. The maximum number of shares for which incentive stock options may be granted under the Plan shall not exceed 5,000,000.

6.	Incentive and Nonqualified Option Grants.
      The Committee may grant from time to time to eligible participants Incentive Stock Options, Nonqualified Stock Options, or any combination thereof. The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.
      (a) Price. The price per share deliverable upon the exercise of each option (“exercise price”) shall not be less than 100% of the Fair Market Value of the shares on the date the option is granted. In the case of the grant of any Incentive Stock Option to a participant who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, such price per share, if required by the Code at the time of grant, shall not be less than 110% of the Fair Market Value of the shares on the date the option is granted.
      (b) Cash Exercise. Options may be exercised in whole or in part upon payment of the exercise price of the shares to be acquired. Payment shall be made in cash or, in the discretion of the Committee, in shares previously acquired by the participant or a combination of cash and shares. The Fair Market Value of shares tendered on exercise of options shall be determined on the date of exercise.
      (c) Cashless Exercise. Options may be exercised in whole or in part upon delivery of an irrevocable written notice of exercise pursuant to any cashless exercise program that the Company offers from time to time.
      (d) Terms of Options. The term during which each option may be exercised shall be determined by the Committee, but in no event shall a Nonqualified Stock Option be exercisable more than ten years and one day from the date it is granted or an Incentive Stock Option, more than ten years from the date it is granted; and, in the case of the grant of an Incentive Stock Option to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, in no event shall such option be exercisable, if required by the Code at the time of grant, more than five years from the date of the grant. All rights to purchase shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirement as is designated by the Committee. The Committee may accelerate the time at which any option may be exercised in whole or in part. Unless otherwise provided herein, a grantee who is an employee of the Company or a subsidiary may exercise an option only if he or she is, and has continuously been since the date the option was granted, an employee of the Company or a subsidiary. Prior to the exercise of the option and delivery of the stock represented thereby, the grantee shall have no rights to any dividends or be entitled to any voting rights on any stock represented by outstanding options.
      (e) Limitations on Grants. If required by the Code at the time of grant of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the grant date) of shares for which such option is exercisable for the first time during any calendar year may not exceed $100,000.

7.	Stock Appreciation Right Grants.
      (a) Tandem SARs. The Committee shall have the authority to grant SARs in tandem with an option (“tandem SAR”) under this Plan to any grantee, either at the time of grant of an option or thereafter by amendment to an option. The exercise of an option shall result in an immediate forfeiture of its corresponding tandem SAR, and the exercise of a tandem SAR shall cause an immediate forfeiture of its corresponding option. Tandem SARs shall be subject to such other terms and conditions as the Committee may specify. A tandem SAR shall expire at the same time as the related option expires and shall be transferable only when, and under the same conditions as, the related option is transferable.
      Tandem SARs shall be exercisable only when, to the extent and on the conditions that the related option is exercisable. No tandem SAR may be exercised unless the Fair Market Value of a share on the date of exercise exceeds the exercise price of the option to which the SAR corresponds.
      Upon the exercise of a tandem SAR, the grantee shall be entitled to a distribution in an amount equal to the difference between the Fair Market Value of a share on the date of exercise and the exercise price of the option to which the SAR corresponds. The Committee shall decide whether such distribution shall be in cash, in shares, or in a combination thereof.
      All tandem SARs will be exercised automatically on the last day prior to the expiration date of the related option, so long as the Fair Market Value of a share on that date exceeds the exercise price of the related option.
      (b) Independent SARs. SARs may be granted by the Committee independently of options (“Independent SARs”). An Independent SAR will entitle a participant to receive, with respect to each share as to which the SAR is exercised, the excess of the Fair Market Value of a share on the date of exercise over its Fair Market Value on the date the Independent SAR was granted.
      Any exercise of an Independent SAR must be in writing, signed by the participant and delivered or mailed to the Company, accompanied by any other documents required by the Committee.
      Each Independent SAR will be exercised automatically on the last day prior to the expiration date established by the Committee at the time of the award of such SAR.
      Payment of the amount to which a participant is entitled upon the exercise of an Independent SAR shall be made in cash or shares, or in a combination thereof, as the Committee shall determine. To the extent that payment is made in shares, the shares shall be valued at their Fair Market Value on the date of exercise of such SAR.

8.	Performance Units for Employees.
      Performance units may be granted on a contingent basis to participants at any time and from time to time as determined by the Committee. The Committee shall have complete discretion in determining the number of performance units so granted to a participant and the appropriate period over which performance is to be measured (“performance cycle”). Each performance unit shall have a dollar value determined by the Committee at the time of grant. The value of each unit may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Committee. The Committee shall establish performance goals that, depending on the extent to which they are met, will determine the ultimate value of the performance unit or the number of performance units earned by participants, or both.
      The Committee shall establish performance goals and objectives for each performance cycle on the basis of such criteria and objectives as the Committee may select from time to time. During any performance cycle, the Committee shall have the authority to adjust the performance goals and objectives for such cycle for such reasons as it deems equitable.
      The Committee shall determine the number of performance units that have been earned by a participant on the basis of the Company’s performance over the performance cycle in relation to the performance goals for such cycle. Earned performance units may be paid out in restricted or nonrestricted shares, cash, or a combination of both, as the Committee shall determine at the time of grant or payment.
      A participant must be an employee of the Company at the end of the performance cycle in order to be entitled to payment of a performance unit granted in respect of such cycle; provided, however, that, except as otherwise provided by the Committee, if a participant ceases to be an employee of the Company upon the occurrence of his or her death, Retirement, or Disability prior to the end of the performance cycle, the participant shall earn a proportionate number of performance units based upon the elapsed portion of the performance cycle and the Company’s performance over that portion of such cycle in accordance with terms and conditions established by the Committee upon grant of a performance unit.

9.	Restricted and Nonrestricted Share Grants; Performance-Based Grants; Restricted Share Unit Grants.
      The Committee may grant shares under the Plan to such participants and in such amounts as it determines. Each grant shall specify the applicable restrictions, if any, the duration of such restrictions, the time or times at which such restrictions shall lapse with respect to all or a specified number of shares or units that are part of the grant, and the terms and conditions under which a participant can earn a proportionate number of restricted shares or units in the event of his or her death, Retirement or Disability. The Committee may grant shares the vesting of which is based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for such performance period is substantially uncertain and (ii) no more than 90 days after the commencement of such performance period to which the performance goal relates. The performance goals, which must be objective, shall be based solely upon one or more of the following criteria:

1.	Earnings per share;

2.	Operating cash flow;

3.	Gross margin;

4.	Operating or other expenses;

5.	Earnings before interest and taxes (“EBIT”);

6.	Earnings before interest, taxes, depreciation and amortization;

7.	Net income;

8.	Return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity; and

9.	Stock price appreciation.
      The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions, units, partnerships, joint ventures or minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis or be relative to the Company’s annual budget, one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items or adjusted for unusual or unplanned items.
      Notwithstanding the foregoing, the Committee may reduce or shorten the duration of any restriction applicable to any participant under the Plan. The participant will be required to deposit shares with the Company during the period of any restriction thereon and to execute a blank stock power therefor.
      The Committee may grant restricted shares that are convertible into restricted share units at the election of the participant to defer receipt of such shares. The Committee may permit participants holding restricted shares granted under the Plan heretofore or hereafter to convert such shares into restricted share units if the participant elects to defer receipt of such shares. The terms and conditions of any such grant or conversion shall be approved by the Committee. Each participant who so receives restricted share units shall be eligible to receive, at the expiration of the applicable deferral period, one share for each restricted share unit, and the Company shall issue to and register in the name of each such participant a certificate for that number of shares. Participants who receive restricted share units shall have no rights as shareholders with respect to such restricted share units until such time as share certificates are issued to the participants; provided, however, that quarterly during the applicable restricted period for all restricted share units so received, the Company shall pay to each such participant an amount equal to the sum of all dividends and other distributions paid by the Company during the prior quarter on that equivalent number of shares.

10.	Change in Control.
      (a) Change in Control of the Company. Upon a Change in Control of the Company, all grants made under the Plan shall become fully vested and, in the case of options, be exercisable until their respective expiration dates.
      (b) Change in Control of Subsidiary or Division Employing a Participant. Upon a Change in Control of a subsidiary or division by which a participant is employed, all of such participant’s grants shall become fully vested and, in the case of options, be exercisable until their respective expiration dates.

11.	Termination of Employment.
      (a) Employees. If a participant ceases to be an employee of the Company or any subsidiary due to death, Disability or Retirement, each of the participant’s grants shall become fully vested and, in the case of an option, be exercisable until its expiration date. Notwithstanding the foregoing, in the event of such death, Disability or Retirement, any restricted share grant or restricted share unit grant contingent on the achievement of performance measures shall vest proportionately in accordance with the terms and conditions established by the Committee upon grant of such share or unit.
      If a participant ceases to be an employee of the Company or any subsidiary due to Cause, all of his or her grants, whether or not vested, shall be forfeited, other than restricted and nonrestricted share grants that vested prior to such participant’s ceasing to be such an employee due to Cause and options or other grants that were exercised prior to such cessation.
      If a participant ceases to be an employee of the Company or any subsidiary for any reason other than as set forth in the first two paragraphs of this Section 11(a), each of his or her grants that had vested on or before the date of termination shall remain vested and, in the case of an option, be exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of termination of employment, but in no event after its expiration date; and each of a participant’s grants that had not vested on or before the date of such termination shall be forfeited.
      Notwithstanding anything to the contrary herein, if a participant ceases to be an employee of the Company or any subsidiary for any reason other than Cause, the Committee at its sole discretion may accelerate the vesting of any grant, so that it will become fully vested as of the date of such participant’s termination of employment and in the case of an option exercisable until its expiration date.
      (b) Directors. If a participant is a director and not an officer or employee of the Company or a subsidiary, each of his or her grants shall be nonforfeitable and shall vest and, if applicable, be exercisable until its expiration date, regardless of whether or not such director continues to be a director of the Company, unless such director has been removed for cause as a director in accordance with applicable law (in which event such director shall forfeit all outstanding grants, whether vested or not, at the date of his or her removal, other than restricted or nonrestricted share grants that vested prior to such removal and options or other grants that were exercised prior to such removal).

12.	Withholding of Taxes.
      The Company may require, as a condition to any grant under the Plan or to the delivery of certificates for shares issued hereunder, that the grantee pay to the Company, in cash, any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or any delivery of shares. The Committee may permit participants to pay such taxes through the withholding of shares otherwise deliverable to such participant in connection with such grant or the delivery to the Company of shares otherwise acquired by the participant. The Fair Market Value of shares withheld by the Company or tendered to the Company for the satisfaction of tax withholding obligations under this section shall be determined on the date such shares are withheld or tendered. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or to the delivery of shares under the Plan, or to retain or sell without notice a sufficient number of the shares to be issued to such grantee to cover any such taxes, provided that the Company shall not sell any such shares if such sale would be considered a sale by such grantee for purposes of Section 16 of the Exchange Act.

13.	Written Agreement.
      Each participant to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

14.	Listing and Registration.
      If the Committee determines that the listing, registration, or qualification upon any securities exchange or under any law of shares subject to any option, SAR, performance unit, or share award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of shares thereunder, no such option or SAR may be exercised in whole or in part, no such performance unit paid out, or no shares issued unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

15.	Transfer of Employee.
      Transfer of an employee from the Company to a subsidiary, from a subsidiary to the Company, and from one subsidiary to another shall not be considered a termination of employment. Nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee’s right to reemployment shall no longer be guaranteed either by law or by contract.

16.	Adjustments.
      In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustments as it deems appropriate in the number and kind of shares reserved for issuance under the Plan, in the number and kind of shares covered by grants made under the Plan, and in the exercise price of outstanding options. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation, all grants outstanding on the date of such event shall be assumed by the surviving or continuing corporation.

17.	Termination and Modification of the Plan.
      The Board of Directors, with such approval of the shareholders as may be required, may modify or terminate the Plan and from time to time may suspend, and if suspended, may reinstate any or all of the provisions of the Plan, except that no modification, suspension or termination of the Plan may, without the consent of the grantee affected, alter or impair any grant previously made under the Plan.
      With the consent of the grantee affected thereby, and with such approval of the shareholders as may be required, the Committee may amend or modify a grant in any manner to the extent that the Committee would have had the authority to make such grant as so modified or amended, including without limitation to change the date or dates as of which (i) an option becomes exercisable, (ii) a performance unit is to be determined or paid, or (iii) restrictions on shares are to be removed.
      The Committee shall be authorized to make minor or administrative modifications to the Plan as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Company or that may be authorized or made desirable by such laws.

18.	Termination Date.
      The Plan shall terminate at the close of business on June 1, 2014.

19.	Cash Awards.
      The Committee may authorize cash awards to any participant receiving shares under the Plan in order to assist such participant in meeting his or her tax obligations with respect to such shares.

20.	Transferability.
      No option, SAR, or performance unit, or any right thereunder may be transferred by a participant except by will or the laws of descent and distribution, pursuant to a qualified domestic relations order (as defined in the Code or the Employee Retirement Income Security Act of 1974, as amended) or, during his or her lifetime, to one or more members of his or her family, to one or more trusts for the benefit of one or more members of his or her family, or to a partnership or partnerships of members of his or her family, provided that no consideration is paid for the transfer and that such transfer would not result in the loss of any exemption under Rule 16b-3 with respect to any grant hereunder. A transferee shall be subject to all restrictions, terms and conditions applicable to the transferor-participant and shall not be entitled to transfer the particular option, SAR, performance unit or right during his or her life.

21.	Nonqualified Deferred Compensation.
      Notwithstanding anything to the contrary in the Plan, in the event it is determined that any payment to be made under the Plan is considered “nonqualified deferred compensation” subject to Section 409A of the Code, payment will be delayed for six (6) months following separation from service.

Approved by the board of directors 2/10/05
Subject to approval by the shareholders on 4/14/05
THE E. W. SCRIPPS COMPANY
EXECUTIVE BONUS PLAN

1.	Purpose of the Plan
The purpose of the Executive Bonus Plan (the “Plan”) is to promote the interests of The E. W. Scripps Company (the “Company”) and its shareholders by providing incentive compensation for certain designated key executives and employees of the Company and its subsidiaries.

2.	Definitions
      As used in this Plan, the following capitalized terms have the respective meanings set forth in this section:
      (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.
      (b) Award: A periodic cash bonus award granted pursuant to the Plan.
      (c) Beneficial Owner: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).
      (d) Board: The Board of Directors of the Company.
      (e) “Change in Control” shall occur with respect to all participants in the Plan when:

(i) any Person becomes a “Beneficial Owner” of a majority of the outstanding Common Voting Shares, $.01 par value, of the Company (or shares of capital stock of the Company with comparable or unlimited voting rights), excluding, however, The Edward W. Scripps Trust (the “Trust”) and the trustees thereof, and any person that is or becomes a party to the Scripps Family Agreement, dated October 15, 1992, as amended currently and as it may be amended from time to time in the future (the “Family Agreement”);

(ii) the majority of the Board of Directors of the Company (the “Board”) consists of individuals other than Incumbent Directors; or

(iii) assets of the Company accounting for 90% or more of the Company’s revenues (hereinafter referred to as “substantially all of the Company’s assets”) are disposed of pursuant to a merger, consolidation, sale, or plan of liquidation and dissolution (unless the Trust or the parties to the Family Agreement have Beneficial Ownership of, directly or indirectly, a controlling interest (defined as owning a majority of the voting power) in the entity surviving such merger or consolidation or acquiring such assets upon such sale or in connection with such plan of liquidation and dissolution);
      (f) “Change in Control” shall occur with respect to a particular participant in the Plan employed by a particular subsidiary or division of a subsidiary when:

(i) any Person, other than the Company or an Affiliate, acquires Beneficial Ownership of securities of the particular subsidiary of the Company employing the participant having at least fifty percent (50%) of the voting power of such subsidiary’s then outstanding securities; or

(ii) the particular subsidiary sells to any Person other than the Company or an Affiliate all or substantially all of the assets of the particular division thereof to which the participant is assigned.
      (g) Code: The internal Revenue Code of 1986, as amended, or any successor thereto.
      (h) Committee: The Incentive Plan Committee of the Board, or any successor thereto, or any other committee designated by the Board to assume the obligations of the Committee hereunder.
      (i) Company: The E. W. Scripps Company, an Ohio corporation.

      (j) Covered Employee: An employee who is, or who is anticipated to become, a covered employee, as such term is defined in Section 162(m) of the Code (or any successor section thereto).
      (k) Effective Date: The date on which the Plan took effect, which was January 1, 2000.
      (l) Participant: A Covered Employee of the Company or any of its Subsidiaries who is selected by the Committee to participate in the Plan pursuant to Section 4 of the Plan.
      (m) Performance Period: The calendar year or any other period that the Committee, in its sole discretion, may determine.
      (n) Person: As such term is used for purposes of Section 13(d) or 14(d) of the Act or any successor sections thereto.
      (o) Plan: The E. W. Scripps Company’s Executive Bonus Plan.
      (p) Shares: Class A common shares of the Company.

3.	Administration
      The Plan shall be administered by the Committee or such other persons designated by the Board. The Committee shall have the authority to select the Covered Employees to be granted Awards under the Plan, to determine the size and terms of an Award (subject to the limitations imposed on Awards in Section 5 below), to modify the terms of any Award that has been granted (except for any modification that would increase the amount of the Award), to determine the time when Awards will be made and the Performance Period to which they relate, to establish performance objectives in respect of such Performance Periods and to certify that such performance objectives were attained; provided, however, that any such action shall be consistent with the applicable provisions of Section 162(m) of the Code. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan; provided, however, that any action permitted to be taken by the Committee may be taken by the Board, in its discretion. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. The Committee shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. To the extent consistent with the applicable provisions of Sections 162(m) of the Code, the Committee may delegate to one or more employees of the Company or any of its Subsidiaries the authority to take actions on its behalf pursuant to the Plan.

4.	Eligibility and Participation
      The Committee shall designate those persons who shall be Participants for each Performance Period. Participants shall be selected from among the Covered Employees of the Company and any of its Subsidiaries who are in a position to have a material impact on the results of the operations of the Company or of one or more of its Subsidiaries.

5.	Awards
      (a) Performance Goals. A Participant’s Award shall be determined based on the attainment of written performance goals approved by the Committee for a Performance Period established by the Committee (i) while the outcome for the Performance Period is substantially uncertain and (ii) no more than 90 days after the commencement of the Performance Period to which the performance goal relates.

The performance goals, which must be objective, shall be based solely upon one or more or the following criteria:

1.	Earnings per share;

2.	Operating cash flow;

3.	Gross margin;

4.	Operating or other expenses;

5.	Earnings before interest and taxes (“EBIT”);

6.	Earnings before interest, taxes, depreciation and amortization;

7.	Net income;

8.	Return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity); and

9.	Stock price appreciation.
      The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions, units, partnerships, joint ventures or minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis or be relative to the Company’s annual budget, one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items or adjusted for unusual or unplanned items. The maximum amount of an Award to any Participant with respect to a fiscal year of the Company shall be $3,000,000.
      (b) Payment. The Committee shall determine whether, with respect to a Performance Period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify, and ascertain the amount of the applicable Award. No Awards will be paid for such Performance Period until such certification is made by the Committee. The amount of the Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula (including zero), at the discretion of the Committee. The amount of the Award determined by the Committee for a Performance Period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such Performance Period.
      (c) Compliance with Section 162(m) of the Code. The provisions of this Section 5 shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company or its Subsidiaries of the payment of Awards; provided, however, that the Committee may, in its sole discretion, administer the Plan in violation of Section 162(m) of the Code.
      (d) Termination of Employment. If a Participant dies, retires, is assigned to a different position, is granted a leave of absence, or if the Participant’s employment is otherwise terminated (except with cause by the Company, as determined by the Committee in its sole discretion) during a Performance Period (other than a Performance Period in which a Change in Control occurs), a pro rata share of the Participant’s award based on the period of actual participation shall be paid to the Participant after the end of the Performance Period if it would have become earned and payable had the Participant’s employment status not changed; provided, however, that the amount of the Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula (including zero), at the discretion of the Committee.

6.	Amendments or Termination
The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair any of the rights or obligations under any Award theretofore granted to a Participant under the Plan without such Participant’s consent; provided, however, that the Board or the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Section 162(m) of the Code or other applicable laws. Notwithstanding anything to the contrary herein, the Board may not amend, alter or discontinue the provisions relating to Section 10(b) of the Plan after the occurrence of a Change in Control.

7.	No Right to Employment
Neither the Plan nor any action taken hereunder shall be construed as giving any Participant or other person any right to continue to be employed by or perform services for the Company or any Subsidiary, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved to the Company and its Subsidiaries.

8.	Nontransferability of Awards
An award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution.

9.	Reduction of Awards
Notwithstanding anything to the contrary herein, the Committee, in its sole discretion (but subject to applicable law), may reduce any amounts payable to any Participant hereunder in order to satisfy any liabilities owed to the Company or any of its Subsidiaries by the Participant.

10.	Adjustments Upon Certain Events
      (a) Generally. In the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to any affected terms of outstanding Awards.
      (b) Change in Control. In the event that (i) a Participant’s employment is terminated during a given Performance Period (the “Affected Performance Period”) and (ii) a Change in Control shall have occurred within the 365 days immediately preceding the date of such termination, then such Participant shall receive, promptly after the date of such termination, an Award for the Affected Performance Period as if the performance goals for such Performance Period had been achieved at 100%.

11.	Nonqualified Deferred Compensation
Notwithstanding anything to the contrary in Sections 5(d) and 10(b), in the event that it is determined that any payment to be made hereunder is considered “nonqualified deferred compensation” subject to Section 409A of the Code, payment will be delayed for six (6) months following separation from service.

12.	Miscellaneous Provisions
The Company is the sponsor and legal obligor under the Plan and shall make all payments hereunder. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to ensure the payment of any amounts under the Plan, and the Participants’ rights to the payment hereunder shall be no greater than the rights of the Company’s (or Subsidiary’s) unsecured creditors. All expenses involved in administering the Plan shall be borne by the Company.

13.	Choice of Law
The Plan shall be governed by and construed in accordance with Ohio law.

Vote by Telephone
Have your proxy card available when you call the toll-free number 1-866-756-9926 using a touch-tone phone. You will be prompted to enter information found on the reverse side and then you can follow the simple prompts that will be presented to you to record your vote.
Vote by Internet
Have your proxy card available when you access the website https://www.proxyvotenow.com/ssp. You will be prompted to enter information found on the reverse side and then you can follow the simple prompts that will be presented to you to record your vote. Ohio law allows proxy voting by electronic means.
Vote by Mail
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Wachovia Bank, N.A. Attn: Proxy Tabulation NC 1153, P O Box 563994, Charlotte, North Carolina 28256-9912

Vote by Telephone Call Toll-Free using a touch-tone phone 1-866-756-9926	Vote by Internet Access the Website and cast your vote https://www.proxyvotenow.com/ssp	Vote by Mail Return your proxy in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week!
Your telephone or internet vote must be received by 5:00 P.M. Eastern Standard Time on April 13, 2005 to be counted in the final tabulation.
Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, dated and returned your proxy card.

. FOLD AND DETACH HERE .
........................................................
PROXY FOR CLASS A COMMON SHARES
THE E. W. SCRIPPS COMPANY
The undersigned hereby appoints KENNETH W. LOWE, RICHARD A. BOEHNE and M. DENISE KUPRIONIS and each of them, as the undersigned’s proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of The E. W. Scripps Company, to be held at The Queen City Club, Cincinnati, Ohio, on Thursday, April 14, 2005 at 2:00 P.M., local time, and any adjournment or adjournments thereof, and to vote thereat the number of shares which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:
1.  ☐   FOR, or    ☐   WITHHOLD AUTHORITY to vote for the following nominees for election as directors:
(01) David A. Galloway, (02) Nicholas B. Paumgarten, (03) Ronald W. Tysoe and (04) Julie A. Wrigley.
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the line provided below.)

2.  On such other business as may properly come before the meeting.
The Proxies will vote as specified above, or if a choice is not specified, they will vote FOR the nominees listed in item 1.
(Continued, and to be signed, on the other side.)

. FOLD AND DETACH HERE .
........................................................................................................................................................................
Receipt of the Notice of Meeting of Shareholders and the related Proxy Statement dated March 23, 2005 is hereby acknowledged.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

Dated	, 2005

(Please date your Proxy)

Signature of Shareholder

Please sign exactly as your name appears hereon, indicating, where proper, official position or representative capacity.
When signing as Attorney, Executor, Administrator, Trustee, etc., give full title as such.

Vote by Telephone
Have your proxy card available when you call the toll-free number 1-866-756-9926 using a touch-tone phone. You will be prompted to enter information found on the reverse side and then you can follow the simple prompts that will be presented to you to record your vote.
Vote by Internet
Have your proxy card available when you access the website https://www.proxyvotenow.com/ssp. You will be prompted to enter information found on the reverse side and then you can follow the simple prompts that will be presented to you to record your vote. Ohio law allows proxy voting by electronic means.
Vote by Mail
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Wachovia Bank, N.A. Attn: Proxy Tabulation NC 1153, P O Box 563994, Charlotte, North Carolina 28256-9912

Vote by Telephone Call Toll-Free using a touch-tone phone 1-866-756-9926	Vote by Internet Access the Website and cast your vote https://www.proxyvotenow.com/ssp	Vote by Mail Return your proxy in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week!
Your telephone or internet vote must be received by 5:00 P.M. Eastern Standard Time on April 13, 2005 to be counted in the final tabulation.
Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, dated and returned your proxy card.

. FOLD AND DETACH HERE .
........................................................
PROXY FOR COMMON VOTING SHARES
THE E. W. SCRIPPS COMPANY
The undersigned hereby appoints KENNETH W. LOWE, RICHARD A. BOEHNE and M. DENISE KUPRIONIS and each of them, as the undersigned’s proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of The E. W. Scripps Company, to be held at The Queen City Club, Cincinnati, Ohio, on Thursday, April 14, 2005 at 2:00 P.M., local time, and any adjournment or adjournments thereof, and to vote thereat the number of shares which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:
1. ☐ FOR, or    ☐ WITHHOLD AUTHORITY to vote for the following nominees for election as directors:
(01) William R. Burleigh, (02) John H. Burlingame, (03) Kenneth W. Lowe, (04) Jarl Mohn, (05) Jeffrey Sagansky,
(06) Nackey E. Scagliotti, (07) Edward W. Scripps and (08) Paul K. Scripps.
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the line provided below.)

2. ☐ FOR, or	☐ AGAINST, or	☐ ABSTAIN WITH RESPECT TO,
amending the Company’s 1997 Long-Term Incentive Plan as proposed (to reserve 6,000,000 additional class A common shares for issuance under the Plan and to add certain provisions relating to performance measures).

3. ☐ FOR, or	☐ AGAINST, or	☐ ABSTAIN WITH RESPECT TO, approving and amending as proposed the Company’s Executive Bonus Plan.

4. ☐ FOR, or	☐ AGAINST, or	☐ ABSTAIN WITH RESPECT TO, amending as proposed the Company’s Code of Regulations.

5.	On such other business as may properly come before the meeting.
The Proxies will vote as specified above, or if a choice is not specified, they will vote FOR the nominees listed in item 1 and FOR the proposals set forth in items 2, 3 and 4 as set forth above.
(Continued, and to be signed, on the other side.)

. FOLD AND DETACH HERE .
........................................................................................................................................................................
Receipt of the Notice of Meeting of Shareholders and the related Proxy Statement dated March 23, 2005 is hereby acknowledged.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

Dated	, 2005

(Please date your Proxy)

Signature of Shareholder

Please sign exactly as your name appears hereon, indicating, where proper, official position or representative capacity.
When signing as Attorney, Executor, Administrator, Trustee, etc., give full title as such.